As filed with the Securities and Exchange Commission on April 28, 2006
                                       An Exhibit List can be found on page II-3
                                                    Registration No. 333-_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                        SPARTA COMMERCIAL SERVICES, INC.
                 (Name of small business issuer in its charter)

          Nevada                           6199                   30-0298178
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
      Organization)

                                 462 Seventh Ave
                                   20th Floor
                               New York, NY 10018
                                 (212) 239-2666
          (Address and telephone number of principal executive offices and principal place of business)

            Anthony L. Havens, Chief Executive Officer and President
                        Sparta Commercial Services, Inc.
                                 462 Seventh Ave
                                   20th Floor
                               New York, NY 10018
                                 (212) 239-2666
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                     CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                        Proposed
                                                        maximum           Proposed
                                                        offering          maximum
   Title of each class of        Number of Shares      price per         aggregate           Amount of
 securities to be registered     to be registered        share         offering price     registration fee
------------------------------- -------------------- ---------------- ------------------ --------------------
Common stock, $0.001 par                25,100,483      $0.49(1)       $ 12,299,236.67           $ 1,316.02
value
------------------------------- -------------------- ---------------- ------------------ --------------------
Common stock, $0.001 par                22,980,782      $0.49(1)       $ 11,260,583.18           $ 1,204.88
value issuable upon
conversion of Series A
Preferred Stock
------------------------------- -------------------- ---------------- ------------------ --------------------
Common Stock, $0.001 par                12,279,893     $0.195(2)       $  2,394,579.14           $   256.22
value issuable upon exercise
of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
Common Stock, $0.001 par                 1,755,537     $0.2145(2)      $    376,562.69           $    40.29
value issuable upon exercise
of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------

                        Total           62,116,696                                               $ 2,817.41
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 25, 2006, which was $0.49 per share
(2)   Calculated in accordance with Rule 457(g)(1).

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 28, 2006

                        SPARTA COMMERCIAL SERVICES, INC.
                              62,116,696 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 62,116,696 shares of our common stock, including up to 22,980,782 shares of common stock issuable upon conversion of preferred stock and up to 14,035,430 issuable upon the exercise of common stock purchase warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We may receive proceeds from any exercise of outstanding warrants.

      Our common stock listed on the Over-The-Counter Bulletin Board under the symbol "SRCO." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 25, 2006, was $0.54.

      Investing in these securities involves significant risks. See "Risk Factors" beginning on page 6.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2006.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Sparta Commercial Services, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                        SPARTA COMMERCIAL SERVICES, INC.

      We were incorporated under the laws of the State of Nevada on May 13, 1980 under the name Tomahawk Oil and Minerals, Inc. and we changed our name to Tomahawk Industries, Inc. on November 6, 1983. On February 27, 2004, pursuant to an Agreement and Plan of Reorganization, Tomahawk Industries, Inc. acquired Sparta Commercial Services, LLC, a Delaware limited liability company. Effective August 25, 2004, we changed our name to Sparta Commercial Services, Inc., by filing a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

      For the nine month period ended January 31, 2006, we generated $90,629 in revenue and a net loss of $6,734,000. In addition, for the year ended April 30, 2005, we generated $65,833 in revenue and a net loss of $2,579,821. As a result of recurring losses from operations our auditors, in their report dated July 15, 2005, have expressed substantial doubt about out ability to continue as a going concern.

      Our executive offices are located at 462 Seventh Ave, 20th Floor, New York, NY 10018, and our telephone number is (212) 239-2666. We are a Nevada corporation.

The Offering

Common stock offered by selling
stockholders....................  Up to 62,116,696 shares, including the following:

                                  o  up to 22,980,782 shares of common stock
                                     issuable upon the conversion of preferred stock, and

                                  o  up to 14,035,430 shares of common stock
                                     issuable upon the exercise of common stock purchase warrants.

                                  This number represents 54.4% of our current outstanding stock.

Common stock to be outstanding
after the offering..............  Up to 151,116,385 shares.

Use of proceeds.................  We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Over-The-Counter Bulletin Board
Symbol..........................  SRCO

      The above information regarding common stock to be outstanding after the offering is based on 114,100,173 shares of common stock outstanding as of April 25, 2006 and assumes the subsequent conversion of our Series A Preferred Stock and exercise of warrants by our selling stockholders.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                     Risks Related to Our Financial Results

Our lack of operating data makes predicting our future performance difficult.

      We are in the "developmental" stage of business and have yet to commence any substantive commercial operations. We have no operating history upon which an evaluation of our prospects can be based. We do not have any substantial historical financial data on which to base planned operating expenses or forecast revenues. Our proposed business is unproven. As a result of these factors, it is difficult to evaluate our prospects, and our future success is more uncertain than if we had a longer or more proven history of operations. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of a business enterprise, particularly companies in highly competitive markets.

We have a limited operating history with no history of significant revenues.

      The year ended April 30, 2005 was a developmental stage period for us, setting up credit procedures, setting our arrangements with vehicle distributors, obtaining personnel, seeking financing to support our developmental efforts, and seeking additional credit facilities. We will continue to obtain regulatory approval in additional states, where required, prior to commencing active operations in those states. While we are actively signing up dealers to participate in our financing programs, including our private label financing programs, we have no significant operating history. Through April 30, 2005, we have generated nominal sales revenues, have incurred significant expenses, and have sustained significant losses. Our net loss for the year ended April 30, 2005 and nine months ended January 31, 2006 was $4,418,727 (after giving effect to a $1,810,000 charge for the beneficial conversion discount on our Convertible Preferred shares and a $28,906 charge for Preferred dividends payable) and $8,620,683 (after giving effect to a charge of $1,886,683 for Preferred dividends), respectively. As of April 30, 2005 and as of January 31, 2006, we had a working capital deficit of $728,207 and $3,023,127, respectively. We may continue to incur losses for the near future. There can be no assurance that we will achieve or sustain profitability on a quarterly or annual basis.

We have entered into a credit line with an institutional lender, who has required preferences and rights senior to those of our preferred stock and placed restrictions on the payment of dividends.

      We entered into a secured senior credit facility with a major third party lender, for a revolving line of credit. The lender has received a security interest in substantially all of our assets with seniority over the rights of our preferred stock and our common stock. Unless the security interests are released, assets will not be available to us to secure future indebtedness, which may adversely affect our ability to borrow in the future. If we are unable to repay our outstanding indebtedness under the credit line, the lender could foreclose on all of our assets. If we do not have sufficient cash flow to repay the credit line indebtedness or if we cannot refinance the obligation, we will not be able to implement our business plan, which would have a material adverse affect on our future viability. The lender, in granting the credit line, has also required that we meet certain financial criteria in order to pay dividends on any of our preferred shares and common shares. We may not be able to repay our outstanding indebtedness under the credit line.

Our business requires capital and we will need to obtain additional financing in the near future.

      Our business requires extensive amounts of capital for credit reserve purposes. Presently, we have sufficient operating capital to fund reserve requirements and to fulfill our business plans over the next 12 months. We believe that we have sufficient capital resources to obtain additional credit facilities and fund any initial reserve requirement pursuant to obligations with a lending institution. As our business grows, we will be required to maintain higher levels of credit reserves. To the extent that our revenues do not provide sufficient cash flow to cover such credit reserve levels, we may have to obtain additional financing to fund the credit reserve requirement existing at the time. There can be no assurance that we will be able to secure a line of credit or have the requisite capital reserve, or that we will be able to obtain additional financing for such purposes. The failure to obtain additional funds, when required, on satisfactory terms and conditions, would have a material and adverse effect on our business, operating results and financial condition.

Auditor's opinion expresses doubt about our ability to continue as a "going concern"

      The independent auditors report on our April 30, 2005 financial statements state that our historical losses and the lack of revenues raise substantial doubts about our ability to continue as a going concern, due to our status as a development stage company and our lack of significant operations. We cannot assure you that we will be able to generate revenues or maintain any line of business that might prove to be profitable. Accordingly, a purchase of our common stock should be considered a high-risk investment because investors will be placing their funds at risk in a development stage company with the attendant unforeseen costs, expenses and problems that a company in this phase of business may encounter. Our ability to continue as a going concern is subject to our ability to generate a profit or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining credit lines or loans from various financial institutions where possible. If we are unable to develop our business, we may have to discontinue operations or cease to exist, which would be detrimental to the value of our common stock. We can make no assurances that our business operations will develop and provide us with significant cash to continue operations.

We will be required to raise additional capital to fund our operations.

      To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. Also, any new equity securities may have greater rights, preferences or privileges than our existing common stock. A material shortage of capital will require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, we will not be able to continue operations.

                          Risks Related To Our Business

A significant number of customers may fail to perform under their loans.

      As a lender, one of the largest risks we face is the possibility that a significant number of borrowers will fail to pay their loans when due. If borrowers' defaults cause losses in excess of our allowance for loan losses, it could have an adverse effect on our business, profitability and financial condition. If a borrower enters into bankruptcy, we may have no means of recourse. We have established an evaluation process designed to determine the adequacy of the allowance for loan losses. While this evaluation process uses historical and other objective information, the establishment of loan losses is dependent to a great extent on management's experience and judgment. We cannot assure you that our loan reserves will be sufficient to absorb future loan losses or prevent a material adverse effect on our business, profitability or financial condition.

A variety of factors and economic forces may affect our operating results.

      Our operating results may differ from current forecasts and projections significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include, without limitation, the receipt of revenues, which is difficult to forecast accurately, the rate of default on our loans, the amount and timing of capital expenditures and other costs relating to the expansion of our operations, the introduction of new products or services by us or our competitors, borrowing costs, pricing changes in the industry, technical difficulties, general economic conditions and economic conditions specific to the motorcycle industry. The success of an investment in a retail loan based venture is dependent, at least in part, on extrinsic economic forces, including the supply of and demand for such services and the rate of default on the retail installment loans. No assurance can be given that we will be able to generate sufficient revenue to cover our cost of doing business. Furthermore, our revenues and results of operations will be subject to fluctuations based upon general economic conditions. Economic factors like unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on customer leases and loans and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their residual values which will have a material adverse effect on our business.

A material reduction in the interest rate spread could have a negative impact on our business and profitability.

      A portion of our net income is expected to come from an interest rate spread, which is the difference between the interest rates paid by us on interest-bearing liabilities, and the interest rate we receive on interest-earning assets, such as loans and leases extended to customers. Interest rates are highly sensitive to many factors that are beyond our control, such as inflation, recession, global economic disruptions and unemployment. There is no assurance that our current level of interest rate spread will not decline in the future. Any material decline would have a material adverse effect on our business and profitability.

Failure to perfect a security interest could harm our business.

      An ownership interest or security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the state's department of motor vehicles a properly endorsed certificate of title for the vehicle showing the transferee or secured party as legal owner or lien holder thereon, filing a sworn notation of lien with the state's department of motor vehicles and noticing such lien on the certificate of title, or if the vehicle has not been previously registered, filing an application for an original registration together with an application for registration of the secured party as legal owner or lien holder, as the case may be, with the state's department of motor vehicles. We may not have a validly perfected ownership interest and security interest, respectively, in some vehicles during the period of the loan. As a result, our ownership or security interest in these vehicles will not be perfected and our interest could be inferior to interests of other creditors or purchasers who have taken the steps described above. If such creditors or purchasers successfully did so, the affected vehicles would not be available to generate their expected cash flow, which would have a material adverse effect on our business.

Risks associated with leasing.

      Our business is subject to the risks generally associated with the ownership and leasing of equipment. A lessee may default in performance of its lease obligations and we may be unable to enforce our remedies under a lease. As a result, certain of these customers may pose credit risks to us. Our inability to collect receivables due under a lease and its inability to sell or re-lease off-lease motorcycles could have a material adverse effect on our business, financial condition or results of operations.

Adverse changes in used vehicle prices may harm our business.

      Significant increases in the inventory of vehicles may depress the prices at which we can sell or lease our inventory of repossessed or off-lease vehicles or may delay sales or leases. Factors that may affect the level of used vehicles inventory include consumer preferences, leasing programs offered by our competitors and seasonality. In addition, average used powersports vehicle prices have fluctuated in the past, and any softening in the used powersports vehicle market could cause our recovery rates on repossessed or off-lease vehicles to decline below current levels. Lower recovery rates increase our credit losses and reduce the amount of cash flows we receive.

Our business is dependent on intellectual property rights and we may not be able to protect such rights successfully.

      Our intellectual property, including our license agreements and other agreements, which establish our rights to proprietary intellectual property, are of great value to our business operations. Infringement or misappropriation of our intellectual property or by us could materially harm our business. We rely on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect our rights to this valuable intellectual property. Third parties may try to challenge our intellectual property rights. In addition, our business is subject to the risk of third parties infringing or circumventing our intellectual property rights. We may need to resort to litigation in the future to protect our intellectual property rights, which could result in substantial costs and diversion of resources. Our failure to protect our intellectual property rights could have a material adverse effect on our business and competitive position.

We may not be able to compete in the industry.

      We will compete with commercial banks, savings and loans, industrial thrifts, credit unions and consumer finance companies, including large consumer finance companies such as HSBC/Household, General Electric and Transamerica. Many of these competitors have well developed infrastructure systems in place as well as greater financial and marketing resources than we have. Additionally, competitors may be able to provide financing on terms significantly more favorable to motorcycle purchasers than we can offer. Providers of motorcycle financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of contract terms offered and the quality of service provided to dealers and customers. We seek to compete predominantly on the basis of our high level of dealer service, strong dealer relationships and by offering flexible terms. Many of our competitors focus their efforts on different segments of the credit quality spectrum. Our business may be adversely affected if any of such competitors in any of our markets choose to intensify their competition in the segment of the prime or sub-prime credit spectrum on which we focus or if dealers become unwilling to forward to us applications of prospective customers. To the extent that we are not able to compete effectively within our credit spectrum and to the extent that the intensity of competition causes the interest rates we charge to be lower, our results of operations can be adversely affected.

Our business is subject to various government regulations.

      We are subject to numerous federal and state consumer protection laws and regulations and licensing requirements, which, among other things, may affect:
(i) the interest rates, fees and other charges we impose; (ii) the terms and conditions of the contracts; (iii) the disclosures we must make to obligors; and
(iv) the collection, repossession and foreclosure rights with respect to delinquent obligors. The extent and nature of such laws and regulations vary from state to state. Federal bankruptcy laws limit our ability to collect defaulted receivables from obligors who seek bankruptcy protection. Prospective changes in any such laws or the enactment of new laws may have an adverse effect on our business or the results of operations. Compliance with existing laws and regulations has not had a material adverse affect on our operations to date. We will need to periodically review our office practices in an effort to ensure such compliance, the failure of which may have a material adverse effect on our operations and our ability to conduct business activities.

We are controlled by current officers, directors and principal stockholders.

      Our directors, executive officers and principal stockholders beneficially own approximately 64.4% of voting stock outstanding on a fully diluted basis. Accordingly, these persons and their respective affiliates have the ability to exert substantial control over the election of our Board of Directors and the outcome of issues submitted to our stockholders, including approval of mergers, sales of assets or other corporate transactions. In addition, such control could preclude any unsolicited acquisition of us and could affect the price of our Common Stock.

We are dependent on our management and the loss of any officer could hinder the implementation of our business plan.

      We are heavily dependent upon management, the loss of any of whom could have a material adverse affect on our ability to implement our business plan. While we have entered into employment agreements with certain executive officers, including our Chief Executive Officer and Chief Operating Officer, employment agreements could be terminated for a variety of reasons. If, for some reason, the services of management, or of any member of management, were no longer available to us, our operations and proposed businesses and endeavors may be materially adversely affected. In our start-up stages, Mr. Havens, our Chief Executive Officer, has been primarily responsible for setting up our business plan and our infrastructure. As we entered into our development stages, other officers may been instrumental in setting up our financial and operational controls and procedures, and we have not yet hired additional personnel to perform such functions. Any failure of management to implement and manage our business strategy and growth may have a material adverse affect on us. There can be no assurance that our operating and financial control systems will be adequate to support its future operations and anticipated growth. Failure to manage our growth properly could have a material adverse affect on our business, financial condition or result of operations. Furthermore, the inability to continue to upgrade the operating and financial control systems, the inability to recruit and hire necessary personnel or the emergence of unexpected expansion difficulties could have a material adverse affect on our business, financial condition or results of operations.

                         Risks Related To This Offering

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

      Although our common stock trades on the Over-the-Counter Bulletin Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

      o     the issuance of new equity securities;
      o     changes in interest rates;
      o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
      o     variations in quarterly operating results;
      o     change in financial estimates by securities analysts;
      o     the depth and liquidity of the market for our common stock;
      o investor perceptions of our company and the technologies industries generally; and
      o     general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

      Our common stock is currently traded on a limited basis on the OTCBB under the symbol "SRCO." The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

      o investors may have difficulty buying and selling or obtaining market quotations;
      o     market visibility for our common stock may be limited; and
      o a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock could be considered a "penny stock."

      Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange;
(iii) it is NOT quoted on The Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

      Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

      Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

      From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "SRCO.ob." The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of our common stock, as reported by the OTCBB. The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

                                                                High        Low

Fiscal Year 2004 (May 1, 2003 - April 30, 2004) *
First quarter (May 1, 2003 - July 31, 2003)                   $  0.01    $ 0.01
Second quarter (August 1, 2003 - October 31, 2003)            $  0.05    $ 0.01
Third quarter (November 1, 2003 - January 31, 2004)           $  0.03    $ 0.017
Fourth quarter (February 1, 2004 - April 30, 2004)            $  0.20    $ 0.03

Fiscal Year 2005 (May 1, 2004 - April 30, 2005)
First quarter (May 1, 2004 - July 31, 2004)                   $  1.60    $ 0.80
Second quarter (August 1, 2004 - October 31, 2004)            $  0.96    $ 0.48
Third quarter (November 1, 2004 - January 31, 2005)           $  0.96    $ 0.48
Fourth quarter (February 1, 2005 - April 30, 2005)            $  1.05    $ 0.45

Fiscal Year 2006 (May 1, 2005 - April 30, 2006)
First quarter (May 1, 2005 - July 31, 2005)                   $  1.01    $ 0.25
Second quarter (August 1, 2005 - October 31, 2005)            $  0.96    $ 0.59
Third quarter (November 1, 2005 - January 31, 2006)           $  0.81    $ 0.41

* On December 27, 2004, we effected a net effective 25:200 common stock split. Fiscal year 2004 stock prices have not been adjusted to give effect for such 25:200 stock split effected.

      As of April 25, 2006, there were approximately 3003 holders of record of our common stock.

      We have appointed Executive Registrar & Transfer Inc. 3615 South Huron Street, Suite 104, Englewood, CO 80110, as transfer agent for our shares of common stock.

Equity Compensation Plan Information

      In July 2004, we adopted a stock incentive compensation plan. The plan authorized our board of directors to grant securities, including stock options, to employees, directors and others, in the aggregate amount of 8,500,000 shares of common stock. Securities issued under the plan may be stock awards, non-qualified options, incentive stock options, or any combination of the foregoing. In general, stock options granted under the plan have a maximum duration of ten years from the date of the grant and are not transferable. The per share exercise price of any incentive stock option granted under the plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over ten percent or more of our capital stock are granted at 110% of fair market value of the underlying common stock on the date of grant and expire five years after the date of grant. No options may be granted after July 1, 2014. During the year ended April 30, 2005, no securities were granted under this plan.

      On April 29, 2005, pursuant to an option agreement with Richard Trotter, our Chief Operating Officer, we issued stock options to purchase up to 875,000 shares of our common stock. Subject to vesting, the stock options are exercisable for five years from the vesting date at $0.605 per share. On April 29, 2005, stock options to purchase 175,000 shares vested, and the remaining options are to vest in equal installments over the next four anniversary date of the agreement.

      In April 2005, we issued options to purchase 200,000 shares of our common stock to Jaffoni & Collins Incorporated pursuant to a consulting agreement for public relations services. The options are exercisable for three years at $0.195 per share. In March 2006 this contract was cancelled and we rescinded 100,000 of such options.

      The following table summarizes our equity compensation plan information as of April 30, 2005.


                                                                                                    Number of Shares
                                                                                                  Remaining Available
                                                   Number of Shares to                            for Future Issuance
                                                      Be Issued upon                                  Under Equity
                                                       Exercise of           Weighted-Average      Compensation Plans
                                                       Outstanding          Exercise Price of      (Excluding Shares
                                                    Options, Warrants      Outstanding Options,       Reflected in
                                                        and Rights         Warrants and Rights        Column (a))
                Plan Category(1)                           (a)                     (b)                    (c)
-----------------------------------------          -------------------     --------------------   -------------------
Equity Compensation plans approved by
  stockholders...........................                       0                   N/A                 8,500,000
Equity Compensation plans not approved by
  stockholders...........................               1,075,000                $0.529                       N/A
    Total................................               1,075,000                $0.529                 8,500,000

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

FORWARD-LOOKING INFORMATION

      The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

MERGER AND CORPORATE RESTRUCTURE

      Prior to February 27, 2004, we did not conduct any substantive operations. On February 27, 2004, pursuant to an Agreement and Plan of Reorganization, we acquired Sparta Commercial Services, LLC, in a transaction viewed as a reverse acquisition. The purpose of the transaction was to try to create some value for our shareholders. As an inactive publicly registered shell corporation with no significant assets or operations, our business plan was to seek an acquisition candidate. Sparta sought access to financing, as a publicly-held company. As a result of the reverse acquisition, there was a change in control of our company. In accordance with SFAS No. 141, Sparta Commercial Services LLC was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure and is recorded as a capital transaction rather than a business combination under SFAS 141.

      For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and Sparta Commercial Services LLC shall be the surviving entity. The Company did not recognize goodwill or any intangible assets in connection with the transaction and there were no adjustments to the Company's historic carrying values of the assets and liabilities.

      Until January 31, 2005, Sparta was a development stage company. Efforts had been principally devoted to developing business as an originator and indirect lender for retail installment loan and lease financing for the purchase or lease of new and used motorcycles (specifically 600cc and higher) and utility-oriented 4-stroke all terrain vehicles (ATVs).

      To date, we have generated limited sales revenues, have incurred expenses and have sustained losses. Consequently, our operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from October 1, 2001 (date of Sparta's inception) through April 30, 2005, we have accumulated losses of $6,277,658.

RESULTS OF OPERATIONS

COMPARISON OF THE NINE MONTHS ENDED JANUARY 31, 2006 TO THE NINE MONTHS ENDED JANUARY 31, 2005

      For the nine months ended January 31, 2006 and 2005, we have generated limited, but increasing sales revenues, have incurred significant expenses, and have sustained significant losses. We believe we will begin to earn increasing revenues from operations during the remainder of fiscal 2006 and in the upcoming fiscal year.

Revenues

      Revenues totaled $90,629 during the nine months ended January 31, 2006 as compared to $47,879 during the nine months ended January 31, 2005. Current period revenue was comprised primarily of $62,806 in lease revenue, $6,747 in dealer fees, and $9,900 in private label fees. Prior period revenue was comprised primarily of $16,607 in lease revenue, $20,300 in dealer fees and $9,517 in private label fees.

Costs and Expenses

      General and administrative expenses were $3,819,526 during the nine months ended January 31, 2006, compared to $1,523,941 during the nine months ended January 31, 2005, an increase of $2,295,585, or 151%. Expenses incurred during the current nine month period consisted primarily of the following expenses:

      Compensation and related costs, $947,440; Accounting, audit and professional fees, $219,785; Consulting fees, $2,142,477; Rent, $114,404; and Travel and entertainment, $58,457. Expenses incurred during the comparative nine month period consisted primarily of the following expenses: Compensation and related costs, $623,400; Accounting, audit and professional fees, $143,038; Consulting fees, $164,068; Rent, $50,364; Travel and entertainment, $58,480 License fees, $150,633, and the value of warrants issued to the private placement agent of $105,303. Of the current nine months consulting expense, $1,590,000 will be paid through the issuance of 2,650,000 shares of common stock.

      In connection with its private placement transactions, the Company has expensed non-cash costs of $406,665 during the nine months ended January 31, 2006 related to warrants granted to the private placement agent, with no related expense during the comparative period. The Company also incurred a non-cash charge of $605,442 during the nine months ended January 31, 2006 related to shares of common stock issued or to be issued in connection with debt financing and has recorded an expense of $2,040,000 related to the failure to file a registration statement or have an effective registration statement covering the underlying shares of common stock issuable upon conversion of it preferred stock and the related warrants. This expense will be settled through the issuance of shares and warrants. There were no comparable expenses during the nine months ended January 31, 2005. We have also recorded non-cash income of $126,177 related to the decrease in value of warrants issued with registration rights. The fair value of these warrants is classified as a liability on the balance sheet.

Net Loss

      We incurred a net loss before preferred dividends of $6,734,000 for our nine months ended January 31, 2006 as compared to $1,493,850 for the corresponding interim period in 2005. The $5,240,150 or 351% increase in our net loss before preferred dividends for our nine month interim period ended January 31, 2006 was attributable primarily to a $2,295,585 increase in general and administrative expense and a net increase of $2,924,771 in non-cash financing costs.

      We also incurred preferred dividend expense of $1,886,683 for our nine month period ended January 31, 2006 with an expense of $810,000 in the corresponding interim period of 2005. The increase in preferred dividend expense was attributable to the sale of convertible preferred stock that commenced in December, 2004 and concluded in July 2005. In addition to dividends payable on the outstanding preferred stock, preferred dividend expense for 2006 and 2005 includes an aggregate charge of $1,775,000 and $810,000, respectively, related to warrants issued with the convertible preferred stock and a beneficial conversion feature associated with the preferred stock.

      Our net loss attributable to common stockholders increased to $8,620,683 for our nine month period ended January 31, 2006 as compared to $2,303,850 for the corresponding period in 2005. The $6,316,833 increase in net loss attributable to common stockholders for our nine month period ended January 31, 2006 was due to the $5,240,150 increase in our net loss before preferred dividends, increased by the aforesaid $1,076,683 increase in preferred dividend expense.

COMPARISON OF THE YEAR ENDED APRIL 30, 2005 TO THE YEAR ENDED APRIL 30, 2004

      For the year ended April 30, 2005, we have generated limited sales revenues, have incurred significant expenses, and have sustained significant losses. We believe we will begin to earn increasing revenues from operations in fiscal 2006 as we complete our transition to an operating company.

Revenues

      Revenues totaled $65,833 in fiscal 2005 compared to $0 revenues in fiscal 2004. Fiscal 2005 revenue was comprised of $22,800 in dealer fees, $9,900 in private label fees, $17,575 in lease payments and $15,558 in other fees and income.

Costs and Expenses

      The Company incurred licensing fees of $150,633 for the year ended April 30, 2005, and $730,433 for the year ended April 30, 2004, respectively. The costs incurred were for the licensing of certain proprietary software, operating systems and processes for use in connection with the extension of credit and underwriting techniques for the purchase of contracts and of leased motor vehicles. The decrease from fiscal 2004 to fiscal 2005 reflects the fact that this process is nearing completion.

      The Company incurred organization costs of $294,408 for the year ended April 30, 2005, and $670,486 for the year ended April 30, 2004, respectively. Organizational costs consist of establishing business procedures, filing to do business web site development and related activities. The year to year decrease in organization costs is primarily attributed to the wind down of initial organizational activity.

      The Company incurred compensation costs of $828,298 for the year ended April 30, 2005 compared with $223,968 in fiscal 2004. The increase is related to the costs of the Company increasing its employment base during 2005 including the addition of a Chief Operating Officer and a Chief Financial Officer as well as several administrative personnel. At April 30, 2005, the headcount was eight. As the Company continues to expand, the Company will incur additional costs for personnel. In order for the Company to attract and retain quality personnel, management anticipates it will continue to offer competitive salaries and issue common stock to consultants and employees.

      The Company paid $233,333 and $135,140 to its managing member, who is Chairman and Chief Executive Officer, in fiscal 2005 and 2004, respectively. These payments were charged to operations, and are included in the compensation costs shown above.

      In connection with the private placement transaction, the Company has expensed non cash costs of $383,284 to issue warrants to the private placement agent for the year ended April 30, 2005 and $0 in fiscal 2004. The Company has expensed non cash costs $1,810,000 which equals the intrinsic value of the imbedded beneficial conversion feature for the Preferred Stock holders for the year ended April 30, 2005 and $0 in fiscal 2004. At April 30, 2005, accrued preferred dividends of $28,906 were charged to operations. There was no accrual made in fiscal 2004.

      The Company incurred legal and accounting fees of $197,384 for the year ended April 30, 2005, as compared to $85,962 for the year ended April 30, 2004, respectively. The increase in costs is related to legal and accounting expenses associated with finalizing the private placement and complying with various federal and state securities statutes, rules and regulations.

      The Company incurred other operating expenses of $791,647 for the year ended April 30, 2005. Notable expenses in this category are the cost of a purchase option for a portfolio of equipment leases of $250,000, rent of $125,214, consulting expenses of $84,365, travel of $79,547, advertising of $28,107, telecommunications of $21,476 and depreciation of $22,626. The remainder is comprised of expenses for postage, shipping, storage, repairs and other normal operating costs. In fiscal 2004, other operating costs totaled $70,119, comprised of rent of $19,772, travel of $18,430, advertising of $4,057 and all other expenses of $27,860.

Net Loss

      Our net loss for the year ended April 30, 2005 was $4,418,727 in contrast to a loss of $1,772,257 for the year ended April 30, 2004, respectively. The increase in net loss was due primarily to the fact that the Company incurred expenses related to the private placement transaction, consisting of non cash expense of a beneficial conversion discount of $1,810,000, and a non cash expense of $383,284 for warrants issued to the placement agent in 2005 and to the fact that the Company has increased its resources and spending in 2005 as it transitioned from a development stage to an operating entity. The payment of $250,000 for a purchase option for equipment leases from American Motorcycle Leasing Corp. ("AML") also contributed to the loss. While AML is not a shareholder of the Company, our President and Chief Executive Officer is an officer and a minority shareholder of AML.

      As a result of significant restrictions on transfers of the equipment leases owned by AML including, but not limited to, obtaining approvals from AML's secured lender, and the agreement's non-exclusivity, the Company has accounted for the fee as an expense and has charged the $250,000 to operations in the current year.

      While the Company has charged the fee to operations during the current year, the Company believes that the purchase option, subject to the terms and conditions described, may provide us with the opportunity to expand its equipment leasing portfolio, which would benefit the Company. However, there is no guaranty that we will acquire any of the assets held by AML at terms and conditions acceptable to us.

      Our net loss per common share (basic and diluted) was $0.05 for the year ended April 30, 2005 and $0.25 for the year ended April 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

      As of January 31, 2006, the Company had a working capital deficit of $3,023,127. The Company generated a deficit in cash flow from operations of $2,172,063 for the nine months ended January 31, 2006. This deficit is primarily attributable to the Company's net loss from operations of $6,734,000, partially offset by depreciation and amortization of $58,045 and the fair value attributed to stock and warrants issued of $1,172,910, and to changes in the balances of current assets and liabilities. Accounts payable and accrued expenses increased by $3,458,030, deferred revenue increased by 91,860 and prepaid expenses and deposits increased by $184,675. Included in accounts payable and accrued expenses at January 31, 2006 are accrued penalties of $2,040,000 related to the failure to file a registration statement or have an effective registration statement covering the underlying shares of common stock issuable upon conversion of it preferred stock and the related warrants. This expense will be settled through the issuance of shares and warrants or the cancellation of the obligation through negotiation with shareholders. Also included in accounts payable and accrued expenses at January 31, 2006 are accrued consulting and advisory fees of $1,590,000, which will be paid through the issuance of 2,650,000 shares of common stock.

      The Company, pursuant to the terms of the private placement of Series A Convertible Preferred Stock with Warrants (the "Units"), which placement had its final closing on July 27, 2005, is required to issue to the holders of such Units and the Placement Agent penalty shares such that the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrants and the Placement Agent Warrants shall be increased each month until the Company files with the Securities and Exchange Commission (the "SEC"),a registration statement registering the common shares underlying the Units. As of January 31, 2006, the aggregate number of penalty shares accrued for the shares issuable upon conversion of the Series A Convertible Preferred Stock is 1,953,290 and the fair value expensed for these shares at January 31, 2006 is $1,332,000. The aggregate number of penalty shares accrued upon exercise of the Warrants and Placement Agent Warrants is 1,140,146 and the fair value expense for these shares at January 31, 2006 is $708,000. Additionally, for each month, or fraction thereof, subsequent to January 2006 and until such registration statement is filed, the Company will be required to issue an additional 574,498 penalty shares for the shares issuable upon conversion of the Series A Convertible Preferred Stock and 335,537 penalty shares upon exercise of the Warrants and Placement Agent Warrants. Pursuant to the terms of the $3 million private placement of the Company's common stock which commenced in December 2005 and terminated in March 2006 (the "PPM"), the Company is required to file with the SEC a registration statement registering the common shares sold pursuant to the PPM. If such registration statement is not filed by April 28, 2006, and for each month or fraction thereof until such registration is filed, the Company will be required to issue up to 179,487 additional penalty shares to the purchasers of the PPM and the Placement Agent. As of March 16, 2006, the Company has obtained, from Unit holders, conditional waivers which cancel the Companies obligation to issue a total of approximately 775,000 penalty shares representing valuation expense of approximately $524,000 at January 31, 2006. Assuming the condition is met the $524,000 will be recognized as a reduction of non-cash financing cost with a like reduction in accrued accounts payable. Such waivers are conditioned upon the Company filing with the SEC a registration statement registering the common shares underlying the Units within 30 days of the final closing of the Company's current private placement offering. The Company is seeking to obtain penalty waivers from the remaining Unit holders and Placement Agent. There is no assurance that such additional waivers can or will be obtained.

      Cash flows used in investing activities for the nine months ended January 31, 2006 was $592,976, primarily due to the purchase of property and equipment of $32,390, payments for motorcycles and vehicles of $200,524 and investments in leases of $353,562.

      The Company met its cash requirements during the nine month period through net proceeds from the issuance of equity of $3,319,497, debt financing of $372,675 and subscriptions for units of our securities, consisting of one share of common stock and a warrant to purchase one share of common stock exercisable for three years at $0.80 per share, of $330,000, all partially offset by payments on bridge loans and other financing of $357,244. Additionally, the Company has received limited revenues from leasing and financing motorcycles and other vehicles, its recently launched private label programs and from dealer sign-up fees.

      While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. We are seeking financing, which may take the form of debt, convertible debt or equity, in order to provide the necessary working capital. There is no guarantee that we will be successful in raising the funds required.

      We estimate that we will need approximately $1,750,000 in additional funds to fully implement our business plan during the next twelve months for a credit line reserve and for our general operating expenses. As of the date of this filing, we have more than sufficient operating capital to continue our planned business operations for the next twelve months and for our general operating expenses. Although the Company obtained a senior credit facility in July 2005, which allowed us to commence our initial active operations, this facility finances only three of our five credit tiers, thus we will need to obtain additional credit facilities to fully implement our business plan. We are presently seeking those additional credit facilities and long term debt. This additional, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the operating flexibility of the Company. If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources to finance our growth, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition, and we will have to adjust our planned operations and development on a more limited scale.

AUDITOR'S OPINION EXPRESSES DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A "GOING CONCERN"

      The independent auditors report on our April 30, 2005 and 2004 financial statements included in the Company's Annual Report states that the Company's historical losses and the lack of revenues raise substantial doubts about the Company's ability to continue as a going concern, due to the losses incurred and its lack of significant operations. If we are unable to develop our business, we have to discontinue operations or cease to exist, which would be detrimental to the value of the Company's common stock. We can make no assurances that our business operations will develop and provide us with significant cash to continue operations.

PLAN OF OPERATIONS

ADDRESSING THE GOING CONCERN ISSUES

      In order to improve the Company's liquidity, the Company's management is actively pursing additional financing through discussions with investment bankers, financial institutions and private investors. There can be no assurance the Company will be successful in its effort to secure additional financing.

      We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to develop profitable operations. We are devoting substantially all of our efforts to developing our business and raising capital. Our net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

      The primary issues management will focus on in the immediate future to address this matter include:

      o     seeking additional credit lines from institutional lenders;

      o seeking institutional investors for debt or equity investments in our company; and

      o initiating negotiations to secure short term financing through promissory notes or other debt instruments on an as needed basis.

      To address these issues, we are negotiating the potential sale of securities with investment banking companies to assist us in raising capital. We are also presently in discussions with several institutions about obtaining additional credit facilities.

Product Research and Development

      We do not anticipate incurring significant research and development expenditures during the next twelve months.

Acquisition or Disposition of Plant and Equipment

      We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next twelve months.

Number of Employees

      From our inception through the period ended January 31, 2006, we have relied on the services of outside consultants for services and currently have nine employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. If we fully implement our business plan, we anticipate our employment base may increase by approximately 50% during the next twelve months. As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

INFLATION

      The impact of inflation on the costs of the Company, and the ability to pass on cost increases to its customers over time is dependent upon market conditions. The Company is not aware of any inflationary pressures that have had any significant impact on the Company's operations over the past quarter, and the Company does not anticipate that inflationary factors will have a significant impact on future operations.

CRITICAL ACCOUNTING POLICIES

      The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policy involves the most complex, difficult and subjective estimates and judgments.

REVENUE RECOGNITION

      We originate leases on new and used motorcycles and other powersports vehicles from motorcycle dealers throughout the United States. Our leases are accounted for as either operating leases or direct financing leases. At the inception of operating leases, no lease revenue is recognized and the leased motorcycles, together with the initial direct costs of originating the lease, which are capitalized, appear on the balance sheet as "motorcycles under operating leases-net". The capitalized cost of each motorcycle is depreciated over the lease term, on a straight-line basis, down to the original estimate of the projected value of the motorcycle at the end of the scheduled lease term (the "Residual"). Monthly lease payments are recognized as rental income. An acquisition fee classified as fee income on the financial statements is received and recognized in income at the inception of the lease. Direct financing leases are recorded at the gross amount of the lease receivable, and unearned income at lease inception is amortized over the lease term.

      We realize gains and losses as the result of the termination of leases, both at and prior to their scheduled termination, and the disposition of the related motorcycle. The disposal of motorcycles, which reach scheduled termination of a lease, results in a gain or loss equal to the difference between proceeds received from the disposition of the motorcycle and its net book value. Net book value represents the residual value at scheduled lease termination. Lease terminations that occur prior to scheduled maturity as a result of the lessee's voluntary request to purchase the vehicle have resulted in net gains, equal to the excess of the price received over the motorcycle's net book value.

      Early lease terminations also occur because of (i) a default by the lessee, (ii) the physical loss of the motorcycle, or (iii) the exercise of the lessee's early termination. In those instances, the Company receives the proceeds from either the resale or release of the repossessed motorcycle, or the payment by the lessee's insurer. We record a gain or loss for the difference between the proceeds received and the net book value of the motorcycle.

      We charge fees to manufacturers and other customers related to creating a private label version of our financing program including web access, processing credit applications, consumer contracts and other related documents and processes. Fees received are amortized and booked as income over the length of the contract.

STOCK-BASED COMPENSATION

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

      On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the fourth quarter of 2006. Management has elected to apply Statement 123R in the third quarter of fiscal year 2006.

RECENT ACCOUNTING PRONOUNCEMENTS

      In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. Management is assessing the implications of this standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2006 and thereafter.

      In February 2006, the FASB issued FASB Staff Position ("FSP") No. FAS 123(R)-4, "Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event," which amends SFAS No. 123(R) to require that options issued with a cash settlement feature that can be exercised upon the occurrence of a contingent event that is outside the employee's control should not be classified as liabilities until it becomes probable that the event will occur. For companies that adopted SFAS No. 123(R) prior to the issuance of the FSP, application is required in the first reporting period beginning after February 3, 2006. Currently, the Company has no stock options outstanding with contingent cash settlement features, and as a result, the FSP will not impact the Company's consolidated financial statements.

WEBSITE DEVELOPMENT COSTS

      We have incurred costs to develop a proprietary web-based private label financing program for processing including web access, processing credit applications, consumer contracts and other related documents and processes. The Company has elected to recognize the costs of developing its website and related intellectual property the website development costs in accordance with Emerging Issue Task Force ("EITF") No. 00-02, "Accounting for Website Development Costs." As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development of its website. Direct costs incurred in the development phase are capitalized and recognized over the estimated useful life. Costs associated with repair or maintenance for the website are included in cost of net revenues in the current period expenses.

OFF-BALANCE SHEET ARRANGEMENTS

      We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

                                    BUSINESS

OUR ORGANIZATION HISTORY

      We were incorporated under the laws of the State of Nevada on May 13, 1980 under the name Tomahawk Oil and Minerals, Inc. and engaged in oil and gas exploration activities.

      On November 6, 1983, we changed our corporate name to Tomahawk Industries, Inc.

      In 1984, Tomahawk entered the business of installing energy recovery and energy saving devices.

      In July 1987, Tomahawk filed for protection under Chapter 11 of the U. S. Bankruptcy Code and operated as a debtor-in-possession. The petition for bankruptcy protection was denied. Tomahawk ceased all business operations, liquidated its former subsidiary and abandoned all net assets remaining by April 30, 1988. Tomahawk effectively had no operations, assets or liabilities since its fiscal year ended April 30, 1988 through February 27, 2004.

      On February 27, 2004, pursuant to an Agreement and Plan of Reorganization, we acquired Sparta Commercial Services, LLC, in a transaction viewed as a reverse acquisition. Under the terms of the agreement, we acquired all of the outstanding membership interests in Sparta Commercial Services, LLC in exchange for the agreement to issue such number of shares of our common stock as would represent approximately 91.75% percent of our outstanding shares. Sparta Commercial Services, LLC also entered into a consulting agreement for business and financial services with Glenn A. Little, the former principal of Tomahawk. The agreement was for a term of one year. Mr. Little received a fee of $100,000 pursuant to the consulting agreement.

      As a result of the acquisition, a change in control occurred in the ownership and management of Tomahawk. In connection with the acquisition, the managing member of Sparta, Anthony Havens, was appointed President and Chairman of Tomahawk. The former directors and officers of Tomahawk resigned as of the acquisition date.

      On August 25, 2004, we changed our corporate name from "Tomahawk Industries, Inc." to "Sparta Commercial Services, Inc."

      On September 13, 2004, we filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada increasing the authorized capital from 200,000,000 to 700,000,000 shares, of which 690,000,000 shares are common stock, par value $0.001 and 10,000,000 shares are preferred stock, par value $0.001.

      Effective December 27, 2004, pursuant to a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, our authorized capital was reduced from 700,000,000 shares, of which 690,000,000 shares were common stock and 10,000,000 shares are preferred stock, to 350,000,000 shares, of which 340,000,000 shares are common stock and 10,000,000 shares are preferred stock. In connection with the decrease in authorized capital, we effected a 1:200 reverse stock split, with fractional shares paid in cash, followed immediately by a 25:1 forward stock split.

      On December 28, 2004, we filed a Certificate of Designation with the Secretary of State of the State of Nevada in connection with its 10,000,000 shares are preferred stock, designating 35,850 shares as Series A Redeemable Preferred Stock.

OUR BUSINESS

      We seek to become a specialized consumer finance company engaged primarily in the origination of lease and retail installment sales contracts of new and used motorcycles, scooters, and ATVs. We believe that the market for consumer finance programs for motorcycles and ATVs is underserved by traditional lenders.

      We are developing relationships with vehicle dealers and manufacturers to provide our financing programs to their customers. We also seek to provide motorcycle, scooter, and all-terrain vehicle manufacturers a private label version of our financing programs for their customers.

BUSINESS OVERVIEW

      Sparta's business model has been designed to generate revenue from several sources:

      o     Retail installment sales contracts and leases;
      o     Private label programs for manufacturers and distributors;
      o Ancillary products and services, such as private label gap coverage and private label service contracts; and
      o     Remarketing of off-lease and repossessed vehicles.

      Sparta's management believes that by offering dealers (and their customers) the option of either financing or leasing, Sparta will be able to capture a greater share of the dealer's business. Additionally, by offering both alternatives, once profitability is achieved, Sparta believes that it will be in a position to achieve greater cash-flow than it could by offering only the financing alternative because depreciation generated by Sparta's leasing activities will reduce income tax due on income resulting from Sparta's retail installment sales contracts.

RETAIL INSTALLMENT SALES CONTRACTS AND LEASES

      Retail Installment Sales - Sparta intends to purchase retail installment sales contracts from both franchised and independent powersports dealers who qualify as Sparta Authorized Dealers and/or as Private Label Authorized Dealers under Sparta's Private Label Programs. Sparta has developed policies and procedures for credit evaluation, collections, insurance follow up, and asset recovery. Sparta imposes strict credit criteria to determine which retail installment sales contract applications to approve. This credit criterion has been developed to be in compliance with the credit criterion required by our lenders. The dealers understand that if they consummate a credit transaction with a buyer on whose application we have given them a conditional approval that Sparta will purchase that contract if it is in full compliance with all terms and conditions of that approval and contained in our dealer agreement.

      To insure that Sparta's Credit Evaluation Process and Collateral Guidelines are consistently applied and that the credit/underwriting decision process provides rapid decisioning to Sparta Authorized Dealers and the Private Label Dealers, Sparta has developed a point of sale credit application and contract decisioning system. This system is named "iPLUS" and is structured as an Application Service Provider ("ASP") and has the capability of providing the dealer with conditional approvals without human involvement seven days a week, twenty-four hours a day. This technology provides quick, consistent credit decisions for our dealer network and reduces the number of credit analysts required, thereby, reducing Sparta's personnel expense. Depending on Sparta's arrangement with its lending sources, in the case of consumer finance contracts, Sparta may finance its purchase of the contracts by borrowing from a lending source and pledging the retail finance contracts as collateral for the loan.

      All of the installment sale contracts will be secured by qualified, titled motorcycles with 600+cc and higher engines, 4-stroke all-terrain vehicles
(ATVs), or select scooters. Customer financing needs are projected to range from approximately $2,000 to $35,000. Contract terms of 24 to 60 months will be offered.

      Leases - Sparta intends to purchase qualified vehicles for lease to customers of its Sparta Authorized Dealers and/or Private Label Dealers. While the steps in the leasing process are almost identical to those in the installment sales contract process, the major difference is that when a lease "approval" is transmitted to a dealer, the "approval" describes the terms and conditions under which Sparta will purchase a specific vehicle from the dealer and lease it to the applicant. Unlike an installment service contract which finances a customer's purchase of a vehicle owned by the customer, the lease contract contains the payment terms and conditions under which Sparta will allow the customer to use (lease) the vehicle, which is owned by Sparta, and also contains a vehicle purchase price option which provides the customer with the right to purchase the vehicle at the lease-end. Depending on Sparta's arrangement with its lending sources, in the case of leases, Sparta may finance its purchase of leased vehicles by borrowing from a lending source and assigning or pledging the lease and leased vehicle as collateral for the loan. Lease terms range from 24 to 60 months, although most lease terms are either 36 or 60 months. Leases generally have lower monthly payments than retail installment sales contracts because they finance only part of the vehicle with the balance being financed by the lessor.

PRIVATE LABEL PROGRAMS FOR MANUFACTURERS AND DISTRIBUTORS

      To date, we have entered into four "private label" 5-year financing agreements with the U.S. distributors of major manufacturers of scooters and ATVs. Under these agreements, we allow the manufacturer to put its name on our finance and lease products, and offer such financing facilities to its dealers for their customers. We own the retail installment sales contracts and leases generated under these "private label" programs, and derive revenues from sales of the distributor's product line to the dealer's customers. The private label program also expands our dealer base by the number of dealerships in the distributor's chain, thereby generating additional opportunities to sell our own financial services to these dealers for their customers interested in non-"private label" vehicles. These agreements are with:

      (1)   MALAGUTI USA - the North American Distributor for Malaguti SPA.

      (2) KYMCO Motorsports - the exclusive importer and distributor of KYMCO brand scooters for the USA.

      (3) CMSI (Classic Motorcycle and Sidecars, Inc.) - manufacturer and distributor of the Flying Tiger Motorcycle and TN'G Scooters.

      (4)   ETON America, LLC. - the U.S. subsidiary of ETON Worldwide.

These four distributors have over 1,200 dealers who, in addition to becoming our Private Label dealers, can sign up to become our Authorized Dealers, which will enable them to use us as a source for financing their non-private label vehicles

REVENUE FROM ANCILLARY PRODUCTS AND SERVICES

      We expect to receive additional revenue related to servicing our portfolio, such as lease acquisition fees, late payment fees, vehicle disposition fees at lease-end, early termination fees, charges for excess wear-and-tear on leased vehicles, and from ancillary products and services.

      We are being positioned as a full service organization providing products and services to our dealers that are costly to obtain on an individual dealer basis. Also, we offer a private label GAP (Guaranteed Auto Protection) plan for our dealers:

GAP COVERAGE - Sparta markets its private label gap coverage on a fee basis to customers through dealers. This coverage protects the customer should the vehicle be stolen or wrecked and the holder's primary insurance is not adequate to cover their payoff to the creditor that holds the lien on the vehicle.

      Sparta intends to continue to evaluate additional ancillary products and services and believes that it can create products and services to meet dealers' needs, creating company brand loyalty in the dealer community and generating other revenue streams.

REVENUE FROM REMARKETING OFF-LEASE AND REPOSSESSED VEHICLES

RE-LEASING TO ORIGINAL LESSEES - Management intends to commence its re-leasing efforts as early as eleven months prior to the end of the scheduled lease term. Lessees' options are expected to include: extending the lease, returning the vehicle to Sparta or buying the vehicle at the buy-out option price established at the beginning of the lease. Sparta's policy requires lessees who wish to return their vehicles, return the vehicle to the originating dealer. If the lessee has moved, then the vehicle should be returned to the Sparta Authorized Dealer closest to the lessee. If this is impracticable, then Sparta will arrange to have the vehicle transported at the lessee's expense.

RETURNED LEASED VEHICLES - When a vehicle is returned to a Sparta Authorized Dealer at the end of the scheduled lease term, the dealer will inspect it for excessive wear and mileage over maximum levels specified under the lease agreement and prepare it for resale/lease. All Sparta Authorized Dealers and all Sparta Private Label Dealers are contractually bound to charge no more than cost plus ten-percent for repairs and to provide free storage for all consignment vehicles. Thereafter, Sparta plans to consign the vehicle to the originating dealer for sale or re-lease to a new party. Should the dealer decline to take the vehicle on consignment, it will be electronically marketed on the Classified Pages of the Sparta web site. Sparta believes the market for used vehicles is significant, and the opportunity to remarket the same vehicle numerous times is a key selling point with prospective dealerships. Sparta believes that using its dealer network in such a manner will result in a better overall economic return on its portfolio as well as strengthen dealer relationships.

REPOSSESSED VEHICLES - All repossessed vehicles are similarly returned to the originating Sparta Authorized Dealer to be reconditioned (if needed) for consignment sale or re-lease in the same manner and conditions as returned vehicles.

SECOND CHANCE EXPRESS - Sparta allows its Authorized Dealers to offer its inventory of returned or repossessed vehicles not only to customers with approved credit applications but, also to customers with less than prime credit. Applicants with low credit scores are evaluated under Sparta's Second Chance Express Program. This unique finance/lease product is designed to offer a financing program tailored to this non-prime customer. The program allows Sparta to serve those customers who can offset their credit risk with higher down payments. A key benefit of this program to Sparta is that the minimum down-payment requirement is 20% in order to bring the amount financed in line with the current wholesale value of the vehicle. Under the Second Chance Express Program, Sparta pays its dealers a commission on any Sparta inventory vehicle, held on consignment on their "floor" or offered on the Sparta Classified Web Page, for which they arrange a sale or finance.

CREDIT AND COLLECTIONS

POLICIES AND PROCEDURES

      Based on management's experience in vehicle financing and leasing, we have developed policies and procedures for credit evaluation, collections, insurance follow up, and asset recovery. We impose strict credit and demographic criteria to determine which retail installment sales contract and lease applications are approved.

CREDIT EVALUATION PROCESS AND COLLATERAL GUIDELINES

      To insure that Sparta's Credit Evaluation Process and Collateral Guidelines are consistently applied and that the credit/underwriting decision process provides rapid decisioning to Sparta Authorized Dealers and the Private Label Dealers, Sparta has worked closely with a leading provider of interactive credit accessing and decisioning solutions, to develop the iPLUS point of sale credit application and contract decisioning system.

IPLUS (INTERNETPURCHASING LEASING UNDERWRITING SERVICING)

      Sparta's retail installment sales contract and leasing programs are delivered through a proprietary, web-based, credit application processing system. This system is named iPLUS and is structured as an Application Service Provider ("ASP") and has the capability of providing the dealer with conditional approvals without human involvement seven days a week, twenty-four hours a day. This system also provides the powersports dealer with system capabilities comparable to those of new car franchises. Sparta believes iPLUS will provide the Sparta Authorized Dealers and Private Label Dealers with a competitive advantage and will increase Sparta's ability to garner a larger share of the dealer's business.

         Major features of iPLUS include:

      o     100% WEB Browser Based ( www.spartacommercial.com)
      o     User friendly system
      o     No costly software required by the users
      o     Operates on any dial-up connection as slow as 28.8
      o Requires Internet Explorer 5.5 or above, Adobe Acrobat Reader 5.0 or above, both available at no charge on the Internet

      o     Integrated scorecard and decision engine
      o Integrated credit bureau retrieval and review (can access any of the 3 major bureaus)
      o Once application is submitted; decisions in seconds/7 Days a Week/ 24 Hours a Day
      o     Easy to complete customer application
      o     Dealer application management
      o Dealer Desking Tool - Profit Manager (Assists dealer in structuring any approved application.)
      o     Prints approved customer contract and contract package
      o     Captures information in electronic format
      o     Complete underwriting documentation and control system
      o     Dealer communication
      o Allows the dealer to track the entire decisioning, underwriting, and funding process in real time

      Additionally, this technology provides quick, consistent credit decisions for our dealer network and reduces the number of credit analysts required, thereby, reducing Sparta's personnel expense.

      Sparta has established program guidelines that are an integral function of the iPLUS decision process. These program guidelines establish and clarify credit criteria such as credit tiers, maximum amount financed, term and rate, dealer rate participation, deal structure, buyer profile, credit bureau parameters, budget parameters, and eligible collateral, including maximum loan-to-value ratios for each of its retail installment sales contracts and lease contracts, depending on the applicant's credit rating and stability. Sparta has developed its own credit tier system by using an empirical score card and then assigning its own credit tiers based on Sparta's experience. This credit tier is used as the basis to determine the terms and conditions under which an applicant is approved or declined.

      Sparta plans to conduct both applicant credit risk and asset evaluation before approving financing. Sparta's policy is that it will not finance more than 100% of a vehicle's retail value, but Sparta may lend an additional 10% above retail value to cover add-ons, extended warranty and other costs. Should the customer seek financing above this threshold, Sparta intends to ask for a down payment from the borrower or lessee to close the gap between selling price and retail value. The size of the down payment will be a function of the applicant's credit rating, stability, budget, and the value of the underlying asset.

COLLECTION PROCEDURES

      Approving retail installment sales contracts and leases that comply with the policies and procedures established by Sparta is just the first step. A principal factor in the success of Sparta's business model is its ability to track contract and lease performance.

      A third party provides the software Sparta uses to manage its assets, customer base, collections, insurance, and accounting systems. Using a variety of basic and customized reports generated by this software, Sparta monitors its customers' compliance with their obligations under retail installment sales contracts or lease contracts. These reports are accessed on a real-time basis by employees of Sparta and are distributed to management personnel for review. The reports include delinquency reports, collection tickler (promises) reports, insurance status reports, termination reports, inventory reports, maturing contract reports, etc.

      Sparta requires continuous physical damage insurance on all financed vehicles and continuous liability and physical damage insurance coverage on all leased vehicles. In addition, Sparta is required to be listed as Additional Named Insured and Loss Payee. Continuous insurance is critical, and Sparta intends to quickly repossess a vehicle if coverage lapses. Lapsed or cancelled policies will be covered by a "blanket" VSI insurance policy, which Sparta intends to purchase. Any lapse in insurance coverage for any reason will lead to automatic repossession of leased vehicles.

USING DIVERSIFICATION TO REDUCE PORTFOLIO RISK

      Management will reduce portfolio risk not only by carefully screening applicants and monitoring covenant compliance, but also by diversifying its financing activities across credit tiers and Sparta's list of motorcycle, ATV and scooter models that it will finance or lease.

CREDIT TIERS - Sparta expects that it will maintain a portfolio dominated by A/B credit applicants over C applicants in the ratio of at least 70/30. Management anticipates that it will be able to rebalance its portfolio by training its sales force to work closely with dealerships in their territories to help Sparta maintain its conservative 70/30 target.

Sparta will also be able to manage this ratio by revising the variables in its various programs (terms and conditions under which Sparta will lease vehicles or purchase retail installment contracts), such as minimum income, debt ratios, payment to income ratios, minimum down payment required, acquisition fees (paid by dealer), discounts (paid by dealer), etc.

SPARTA APPROVED VEHICLE MODELS - Advance rates and other credit restrictions will be in effect for certain models and years based on the relevant facts and circumstances.

MARKET INFORMATION

      As reported in the 2005 Annual Statistical Report of the Motorcycle Industry Council, retail sales of new motorcycles have grown steadily from 1991 through 2005. North American registrations of new 651cc and higher motorcycles reached 517,600 in 2005. This represents a 5% increase over 2004. Registrations have increased for 14 consecutive years. Retail sales of new and used motorcycles reached $10.7 billion in 2004.

      U.S. sales of new ATVs were estimated to be 780,435 units in 2005 with a market value of $1.6 billion and scooter sales approached 57,000 in 2005 and are growing at a 17% annual rate, as reported in Powersports Business Magazine in the April 3, 2006 issue.

SALES AND MARKETING

      Normally, vehicle finance programs are sold primarily at the dealer level, rather than the consumer level. Our strategy is to utilize an in-house direct sales force that promotes our products and services to qualified dealers, train them, and provide them with point-of-sale marketing materials. Our vehicle financing programs are already gaining market acceptance as evidenced by the four Private Label Contracts. This in-house direct sales force is comprised of a Marketing Group and a Dealer Support Group.

      The Marketing Group continues to work directly with the manufacturers and distributors to obtain additional Private Label affiliations and to monitor our competition. The Private Label partners will assist us directly in training the Private Label Dealers. This is done at the manufacturers/distributors place of business, at industry shows, or with a group of dealers in a common geographic area.

      The Dealer Support Group accepts dealer application packages from dealers that want to be either or both ourAuthorized Dealers or Private Label Dealers. They then notify the approved dealers that they have been approved and provide them with the required information to process applications and print contracts through iPLUS, including a Dealer Sign Up packet. The Dealer Support Group is available to directly assist dealers by telephone and follow up with dealers on conditional approvals to assist dealers in forwarding the funding packages to us for purchase. This group will also accept all incoming calls from dealers, answering their inquiries or directing them, if necessary, to the appropriate department.

      Authorized dealers are able to advertise both new and used vehicles in the Classified Section of our website, at no cost to the dealer. We plan to use this feature of the website to re-market our own inventory (both repossessed and returned end-of-term vehicles) throughout the country. Our exclusive "Second-Chance Express" program for customers with a poor or limited credit history was created to help re-market our inventory. Incentives are in place for authorized dealers who sell or lease either our inventory vehicle at their dealership or one that is at another dealership in our network.

      While we do not market or sell directly to consumers, we expect consumers to visit our website. We have provided a consumer oriented PowerPoint presentation for their review. Additionally, visiting consumers will be able to view our advertising, news, and find general information about vehicle makes and models, road rallies, and other areas of powersports interest. They will also be able to utilize our Dealer Locator to find our nearest Authorized dealer or Private Label Dealer in their area. Consumers will be able to view the Classified Section of the website and any consumer inquiring about the program will be directed to their nearest authorized dealer.

COMPETITION

      The consumer finance industry is highly fragmented and highly competitive. Broadly speaking, Sparta competes with commercial banks, savings & loans, industrial thrift and credit unions, and a variety of local, regional and national consumer finance companies. While there are numerous financial service companies that provide consumer credit in the automobile markets, including banks, other consumer finance companies, and finance companies owned by automobile manufacturers and retailers, most financial service companies are reluctant to lend to motorcyclists. Customers who approach these lending sources to take out installment loans are often encouraged to pursue personal loans instead.

      There are few companies that provide nationwide dealer-based leasing options in the motorcycle industry segment, and these tend to be private label factory programs supporting their own brands. Because of their narrow focus (such as requiring that the equipment be covered by the brand's warranty), these companies have met with limited success.

      Independent consumer financial services companies and large commercial banks that participated in this market have withdrawn substantially from the motorcycle loan niche over the past two years or have toughened their underwriting criteria. Sparta believes that those companies may have suffered as a result of compromising their underwriting criteria for the sake of volume. In addition, management believes that our competitors' practice of financing all makes and models of a particular manufacturer results in lower overall portfolio performance because of the poor demographics associated with some of those product lines. The marketplace also includes small competitors such as local credit unions, local banks and a few regional players.

      Sparta will compete for customers with commercial banks, savings and loans, credit unions, consumer financing companies, and manufacturers' finance subsidiaries. Additionally, some powersports manufacturers such as Harley-Davidson and BMW have subsidiaries that provide financing.

      The more significant competitors of Sparta include: GE Retail Services, Capital One, HSBC/Household Bank, Sheffield Financial/BB&T, Lending Tree, CIT Bank, AIG, and Transamerica. To management's knowledge, none of these firms offer leases for powersports vehicles.

      The largest of these firms, GE Retail Services, markets both directly to dealers in Powersports market and through co-branded private label programs. GE recently has co-branded with Yamaha, Moto Guzzi, Aprillia Brands and other national manufacturers and distributors of Powersports and recreational products such as Coachmen Industries. GE also offers dealer and distributor floor plan financing and private label credit cards.

      Capital One markets a product for Capital One Bank, offering consumer direct and dealer indirect consumer contracts to the powersports industry. They offer smaller dealers the ability to have customers apply via the web site affiliate program and larger dealers can go direct to Capital One finance. Capital One recently announced the purchase of Onyx Finance and truly entered the vehicle financing arena with the purchase of Peoples First Finance. Typical terms range from 30 to 60 months with a minimum of individuals approved for a product named "The Blank Check". Capital One Auto Finance, America's largest online vehicle lender, provides vehicle loans to customers directly via the Internet, as well as through a nationwide dealership network.

      While some of Sparta's larger competitors have vast sources of capital and may be able to offer lower interest rates due to lower borrowing costs, Sparta believes that the combination of management's experience, expedient service, availability of the lease option and iPLUS give Sparta an advantage over its competitors.

REGULATION

      Our planned financing operations are subject to regulation, supervision and licensing under various federal, state and local statutes and ordinances. Additionally, the procedures that we must follow in connection with the repossession of vehicles securing contracts are regulated by each of the states in which we plan to do business. Accordingly, the laws of such states, as well as applicable federal law, govern our operations. Compliance with existing laws and regulations has not had a material adverse affect on our operations to date. Our management believes that we maintain all requisite licenses and permits and are in material compliance with all applicable local, state and federal laws and regulations. We will periodically review our office practices in an effort to ensure such compliance.

      The following constitute certain of the federal, state and local statutes and ordinances with which we must comply:

      o Fair Debt Collection Act. The Fair Debt Collection Act and applicable state law counterparts prohibit us from contacting customers during certain times and at certain places, from using certain threatening practices and from making false implications when attempting to collect a debt.

      o Truth in Lending Act. The Truth in Lending Act requires us and the dealers we do business with to make certain disclosures to customers, including the terms of repayment, the total finance charge and the annual percentage rate charged on each Contract or direct loan.

      o Consumer Leasing Act. The Consumer Leasing Act applies to any lease of consumer goods for more than four months. The law requires the seller to disclose information such as the amount of initial payment, number of monthly payments, total amount for fees, penalties for default, and other information before a lease is signed.

      o The Consumer Credit Protection Act of 1968. The Act required creditors to state the cost of borrowing in a common language so that the consumer could figure out what the charges are, compare costs, and shop for the best credit deal.

      o Equal Credit Opportunity Act. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. Pursuant to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection.

      o Fair Credit Reporting Act. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency.

      o Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters.

      o Soldiers' and Sailors' Civil Relief Act. The Soldiers' and Sailor's Civil Relief Act requires us to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

      o Electronic Funds Transfer Act. The Electronic Funds Transfer Act prohibits us from requiring our customers to repay a loan or other credit by electronic funds transfer ("EFT"), except in limited situations that do not apply to us. We are also required to provide certain documentation to our customers when an EFT is initiated and to provide certain notifications to our customers with regard to preauthorized payments.

      o Telephone Consumer Protection Act. The Telephone Consumer Protection Act prohibits telephone solicitation calls to a customer's home before 8 a.m. or after 9 p.m. In addition, if we make a telephone solicitation call to a customer's home, the representative making the call must provide his or her name, our name, and a telephone number or address at which our representative may be contacted. The Telephone Consumer Protection Act also requires that we maintain a record of any requests by customers not to receive future telephone solicitations, which must be maintained for five years.

      o Bankruptcy. Federal bankruptcy and related state laws may interfere with or affect our ability to recover collateral or enforce a deficiency judgment.

                                    EMPLOYEES

      As of April 25, 2006, we had 9 full-time employees.

      None of our employees are covered by a collective bargaining agreement. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

                                   FACILITIES

      Our executive offices are located at 462 Seventh Avenue, 20th Floor, New York, NY 10018. We have an agreement for use of office space at this location under a lease expiring on November 30, 2007. The office space contains approximately 7,000 square feet. The annual rate is $167,280 (annualized) for the first six months of calendar year 2006, $174,080 (annualized) for the second six months of calendar year 2006, and $178,432 for the calendar year 2007.

      We believe that our existing facilities will be adequate to meet our needs for the foreseeable future. Should we need additional space, management believes it will be able to secure additional space at commercially reasonable rates.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. We are not currently aware of any such legal proceedings or claims.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      Our executive officers and directors and their respective ages and positions as of April 25, 2006 are as follows:

Name                   Age  Position
----                   ---  --------
Anthony L. Havens      52   Chief Executive Officer, President, Acting Chief
                            Financial Officer and Chairman
Kristian Srb           51   Director
Jeffrey Bean           52   Director
Richard P. Trotter     63   Chief Operating Officer
Sandra L. Ahman        42   Vice President, Secretary and Director

ANTHONY L. HAVENS, CHIEF EXECUTIVE OFFICER, PRESIDENT, ACTING CHIEF FINANCIAL OFFICER AND CHAIRMAN. On February 27, 2004, Mr. Havens became our Chief Executive Officer, President and Chairman of the Board. Mr. Havens has been the Managing Member and Chief Executive Officer of Sparta Commercial Services, LLC since its inception in 2001 and the acting Chief Financial Officer since July 2005. He is involved in all aspects of Sparta's operations, including providing strategic direction, and developing sales and marketing strategies. From 1994 to 2004, Mr. Havens has been Chief Executive Officer and a director of American Motorcycle Leasing Corp. He co-founded American Motorcycle Leasing Corp. in 1994, and developed its operating platform and leasing program to include a portfolio which includes both prime and sub-prime customers. Mr. Havens has over 20 years of experience in finance and investment banking.

KRISTIAN SRB, DIRECTOR. Mr. Srb joined our Board of Directors in December 2004. Mr. Srb has been a director of American Motorcycle Leasing Corp. from 1994 to the present. Mr. Srb was President of American Motorcycle Leasing Corp. from 1994 to 1999. Since 1999, Mr. Srb has engaged in private investment activities. He has over 16 years experience in international brand development and management, including for 13 years with Escada A.G.

JEFFREY BEAN, DIRECTOR. Mr. Bean joined our Board of Directors in December 2004. Mr. Bean is the founding partner of GoMotorcycle.com. Formed in January 1999, GoMotorcycle.com is currently engaged in the sale of motorcycle parts and accessories over the Internet. Prior to founding GoMotorcycle.com, Mr. Bean was an institutional broker and trader at Refco, Inc. from 1985 to 1997. From 1977 to 1985, Mr. Bean was President of Thomaston Press, Ltd., a sales printing concern. He received a B.A. degree from the University of Virginia.

RICHARD P. TROTTER, CHIEF OPERATING OFFICER. Mr. Trotter has been our Chief Operating Officer since November 2004. From 2001 to 2004, Mr. Trotter was President, Chief Credit Officer, of American Finance Company, Inc., purchasing retail automobile installment contracts from independent automobile dealers nationwide. From 1996 to 2001, he was Senior Vice President of Originations for Consumer Portfolio Services, Inc., one of the nation's leading purchasers of non-prime retail automobile installment contracts. From 1994 to 1996, he was Senior Vice President of Marketing for Consumer Portfolio Services, Inc. His experience also includes positions as Chief Operating Officer, Executive Director and President, and Chief Credit Officer for banks and financial institutions in California. Mr. Trotter has over 30 years experience in financial institutions and over 20 years experience specializing in the automobile lending, servicing, and collecting industry.

SANDRA L. AHMAN, VICE PRESIDENT, SECRETARY AND DIRECTOR. On March 1, 2004, Sandra Ahman became Vice President of Operations and Secretary of Sparta, and a Director on June 1, 2004. She has been a Vice President of Sparta Commercial Services, LLC since formation. From 1994 to 2004, she was Vice President of Operations of American Motorcycle Leasing Corp. Prior to joining American Motorcycle Leasing Corp., Ms. Ahman was with Chatham Capital Partners, Ltd. Before joining Chatham in 1993, she was Manager, Human Resources for Comart and Aniforms, a sales promotion and marketing agency in New York, where she worked from 1986 to 1993. For the past 10 years, Ms. Ahman has been an active volunteer with The Children's Aid Society in New York City. She is the Chairperson of its Associates Council, a membership of 500 committed volunteers.

      There are no family relationships between any of our directors or executive officers.

Board Committees

      Our Board does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board as a whole. We are not required to maintain such committees under the applicable rules of the Over-the-Counter Bulletin Board. None of our independent directors qualify as an "audit committee financial expert."

      The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at our offices.

Code of Ethics

      We have not yet adopted a "code of ethics", as defined by the SEC, that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

Director Compensation

      Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings.

                             EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers. We refer to all of these officers collectively as our "named executive officers."

                           Summary Compensation Table

      Prior to February 27, 2004, management spent less than five hours per month on company matters. Accordingly, no officer or director received any compensation other than reimbursement for out-of-pocket expenses incurred on our behalf, and no cash compensation, deferred compensation, employee stock options, or long-term incentive plan awards were issued or granted to our management through February 27, 2004.

                                       Annual Compensation                            Long Term
                                                                                    Compensation
                                                                                       Awards
Name and                                                    Other         Restricted          Securities
Principal                                                  Annual            Stock            Underlying         All Other
Position          Year         Salary       Bonus       Compensation        Awards           Options/SARS      Compensation

Anthony L.        2005    $   233,333      $   0            $   0                 0                  0             $   0
Havens (1)        2004    $    46,667      $   0            $   0                 0                  0             $   0
Chief
Executive
Officer,
President, and
Director

Richard P.        2005    $    80,000      $   0            $   0           125,000(3)         875,000(4)          $   0
Trotter (2)
Chief
Operating
Officer

Michael J.        2005    $     3,125      $   0            $   0                 0                  0             $   0
Mele (5)
Chief
Financial
Officer

Daniel J.         2005    $   105,001      $   0            $   0           227,272(7)               0             $   0
Lanjewar (6)
Former Chief
Financial
Officer

Sandra L.         2005    $    75,000      $   0            $   0                 0                  0             $   0
Ahman (8)         2004    $    12,500      $   0            $   0                 0                  0             $   0
Vice President
and Secretary

(1) Became an officer on February 27, 2004. His reported fiscal year 2004 compensation covers the period February 27, 2004 through April 30, 2004.
(2) Became an officer on November 1, 2004. His reported fiscal year 2005 compensation covers the period November 1, 2004 through April 30, 2005.
(3) Refers to restricted stock, subject to vesting, granted. Pursuant to an employment agreement, Mr. Trotter is entitled to up to 125,000 shares of common stock. The grant of shares is subject to vesting and subject to continued employment. On November 1, 2004, 25,000 shares vested. An additional 100,000 shares are subject to vesting at a future date, subject to proportionate adjustment in the event of employment termination for any incomplete vesting period, as follows: 25,000 shares on November 1, 2005; 25,000 shares on November 1, 2006; 25,000 shares on November 1, 2007; 12,500 shares on November 1, 2008; and 12,500 on November 1, 2009.

(4) Refers to stock options, subject to vesting, granted. Pursuant to option agreement dated April 29, 2005, Mr. Trotter is entitled to up to 875,000 stock options, subject to vesting. The stock options are exercisable for five years from the vesting date at $0.605 per share. On April 29, 2005, stock options to purchase 175,000 shares vested, and the remaining options are to vest in equal installments over the next four anniversary date of the agreement.
(5) Became an officer on April 29, 2005. His reported fiscal year 2005 compensation covers the period from April 29, 2005.
(6) Became an officer on August 2, 2004, and resigned on April 29, 2005. His reported fiscal year 2005 compensation covers the period August 2, 2004 through April 29, 2005.
(7) Refers to shares vested. Pursuant to an employment agreement, Mr. Lanjewar was entitled to up to 568,175 shares of common stock. The grant of shares was subject to vesting and subject to continued employment. On January 1, 2005, 113,635 shares vested, and the reminder of the shares were to vest in equal portions on July 1, 2005, July 1, 2006, July 1, 2007, and July 1, 2008, subject to proportionate adjustment in the event of employment termination for any incomplete vesting period. In April 2005, Mr. Lanjewar resigned as our Chief Financial Officer, and was vested with an additional 113,637 shares of common stock.
(8) Became an officer on March 1, 2004. Her reported fiscal year 2004 compensation covers the period March 1, 2004 through April 30, 2004.

                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                         INDIVIDUAL GRANTS

                  Number of
            Securities Underlying    % of Total Options/SARs    Exercise or
                 Options/SARs        Granted to Employees in    base price        Expiration
Name              Granted(#)               Fiscal Year            ($/Sh)             Date

Richard P.       875,000 (a)                  100 %               $0.605          4-29-10(b)
Trotter

(a) Refers to stock options, subject to vesting, granted. Pursuant to option agreement dated April 29, 2005, Mr. Trotter is entitled to up to 875,000 stock options, subject to vesting. The stock options are exercisable for five years from the vesting date at $0.605 per share. On April 29, 2005, stock options to purchase 175,000 shares vested, and the remaining options are to vest in equal installments over the next four anniversary date of the agreement.
(b)   Refers to expiration date of vested options.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTION/SAR VALUES

              Shares                        Number of securities
            Acquired on                     underlying unexercised                    Value of unexercised
             Exercise      Value                 Options/SARs                       in-the-money options/SARs
                          Realized               at FY-end (#)                           at FY-end ($)(a)
Name            (#)         ($)        Exercisable        Unexercisable          Exercisable          Unexercisable

Richard P.       --         --          175,000             700,000                  $0                   $0
Trotter

(a) The dollar values were calculated by determining the difference between the fair market value at fiscal year-end of the common stock underlying the options and the exercise price of the options. The last sale price of a share of Sparta's common stock on April 29, 2005 as reported by the OTC Bulletin Board was $0.605.

Employment Agreements with Executive Officers

      We have an employment agreement with Anthony L. Havens and Richard P. Trotter. The remaining officers serve at the discretion of our board of directors and hold office until their successor is elected and qualified or until their earlier resignation or removal.

Employment Agreement with CEO

      We entered into an employment agreement, dated as of February 27, 2004, with Anthony L. Havens who serves as our Chief Executive Officer. The employment is for a term of five years. The employment term is to be automatically extended for one five-year period, and additional one-year periods, unless written notice is given three months prior to the expiration of any such term that the term will not be extended. His base salary is at an annual rate of $280,000. He is entitled to defer a portion of his base salary each year. He is entitled to annual increases in his base salary and other compensation as may be determined by the Board of Directors. He is entitled to a $1,000,000 term insurance policy. He is entitled to six weeks of paid vacation per year, and health insurance, short term and long term disability insurance, retirement benefits, fringe benefits, and other employee benefits on the same basis as is generally made available to other senior executives. He is entitled to reimbursement of reasonable business expenses incurred by him in accordance with company policies. If terminated, he is entitled to three months of severance for up to six months of service for each year of employment, plus full participation in all standard employee benefits during the period of severance payments. The employment agreement provides for termination for cause. If he resigns for good reason or is terminated without cause within twelve months after a change in control, he is entitled to receive an additional lump sum payment equal to the greater of the severance payment or the balance of his base salary for the remaining employment term, continued coverage under any welfare benefits plans for two years, and full vesting of any account balance under a 401(k) plan. For purposes of the employment agreement, a change in control refers to:

      o a change in voting power, due to a person becoming the beneficial owner of 50% or more of the voting power of our securities and our largest shareholder;
      o during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, including later approved directors, ceasing to consisted a majority of the Board of Directors;
      o a merger or consolidation of our company with a third party, after which our shareholders do not own more than 50% of the voting power; or
      o     a sale of all or substantially all of our assets to a third party.

      If we elect not to renew the employment agreement, he shall be entitled to receive severance equal to thirty months of his base salary plus standard employment benefits. If we fail to fully perform all or any portion of our post-termination obligations, we are be obligated to pay to him an amount equal to five times the value of the unperformed obligation.

Employment Agreement with COO

      We entered into an employment agreement, effective November 1, 2004, with Richard P. Trotter, to serve as our Chief Operating Officer. The term of employment is one year. The employment term is to be automatically extended for one two-year period, and an additional two-year period, unless written notice is given three months prior to the expiration of any such term that the term will not be extended. His initial base salary is at an annual rate of $160,000. On May 1, 2005, his base salary increases to $200,000. He is entitled to annual increases in his base salary and other compensation as may be determined by the Board of Directors. He is entitled to a grant of 1,000,000 shares of our common stock. The grant of shares is subject to vesting and subject to continued employment. On November 1, 2004, 25,000 shares vested and on November 1, 2005, an additional 25,000 shares vested. An additional 75,000 shares are subject to vesting at a future date, subject to proportionate adjustment in the event of employment termination for any incomplete vesting period, as follows: 25,000 shares on November 1, 2006; 25,000 shares on November 1, 2007; 12,500 shares on November 1, 2008; and 12,500 on November 1, 2009. He is entitled to three weeks of paid vacation during the first year of employment, and four weeks per year thereafter. He is entitled to health insurance, short term and long term disability insurance, retirement benefits, fringe benefits, and other employee benefits on the same basis as is made generally available to other employees. He is entitled to reimbursement of reasonable business expenses incurred by him in accordance with company policies. The employment agreement provides for termination for cause. If terminated without cause, he is entitled to severance. As severance, he shall be entitled to one week's base salary as of the date of termination for the first full year of service, and thereafter, two weeks' base salary for each succeeding year of service, up to an aggregate of four months of such base salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On February 27, 2004, pursuant to an Agreement and Plan of Reorganization with Sparta Commercial Services, LLC and its members, we acquired all of the membership interests of Sparta in exchange for the agreement for the issuance of such number of shares of our common stock as would represent approximately 91.75% of our outstanding shares. At February 26, 2004, we had an authorized capital of 200,000,000 shares and 56,637,228 shares issued and outstanding, and we issued the remaining balance of authorized capital of 143,362,772 shares (pre-split) to Sparta members. The remaining unissued balance of 486,511,854 shares (pre-split) due to the Sparta members were subsequently issued upon completion of an increase in our authorized capital. Pursuant to the acquisition, all of our former directors and officers resigned, and nominated Anthony Havens, the designee of Sparta, as the officer and director. Present officers of the company, Anthony Havens and Sandra Ahman, acquired their respective ownership interest in our common stock pursuant to their exchange of membership interests of Sparta. Glenn A. Little, the former principal stockholder of the company, prior to the completion of acquisition owned 40,000,000 shares, or 71%, of our then issued and outstanding shares of common stock. Sparta also entered into a consulting agreement for business and financial services with Glenn A. Little. The agreement was for a term of one year. Mr. Little received a fee of $100,000 pursuant to the consulting agreement.

      We entered into a license agreement, dated as of June 1, 2002, and as amended on December 3, 2003, with American Motorcycle Leasing Corp., an entity controlled by our president and a significant shareholder. Under the agreement, we have a non-exclusive, perpetual right to use American Motorcycle Leasing Corp.'s proprietary operating systems related to consumer credit underwriting procedures, vehicle and vehicle lease value evaluation methods, rental stream collection and insurance tracking policies and procedures. The license fee consisted of $300,000 and 330,433 membership interests of Sparta Commercial Services, LLC, which will be exchanged for 34,256,941 shares of Tomahawk upon an increase in our authorized capital.

      We entered into a services agreement, dated as of March 1, 2004, with American Motorcycle Leasing Corp. For a period of three years, American Motorcycle Leasing Corp. is to provide personnel, computer equipment and software, and facilities, in connection with our credit and underwriting activities and our use of the operating systems that we had licensed from American Motorcycle Leasing Corp. In return for such services, we agreed to pay $100,000 by March 1, 2005, and for the time of the personnel utilized at their salary rate at American Motorcycle Leasing Corp.

      On August 2, 2004, pursuant to an employment agreement with Daniel J. Lanjewar, our former Chief Financial Officer, we agreed to issue 568,175 shares of our common stock in a transaction deemed exempt from registration pursuant to
Section 4(2) of the Securities Act. The grant of shares was subject to vesting and subject to continued employment. On January 1, 2005, 113,635 shares vested, and the reminder of the shares were to vest in equal portions on July 1, 2005, July 1, 2006, July 1, 2007, and July 1, 2008, subject to proportionate adjustment in the event of employment termination for any incomplete vesting period. In April 2005, Mr. Lanjewar resigned as our Chief Financial Officer, and was vested with an additional 113,637 shares of common stock.

      We entered into a purchase option agreement with American Motorcycle Leasing Corp. on November 2, 2004 at a cost to Sparta Commercial Services of $250,000. This agreement granted Sparta Commercial Services the right, for a two year period, to purchase portions of a certain portfolio of equipment leases that American Motorcycle Leasing Corp. owns. The portfolio is secured by a first priority security interest in favor of Citibank, N.A. or its assigns. The cost of $250,000 has been charged to operations in fiscal 2005. As of April 30, 2005, payments against this obligation of $81,000 were made. In June, 2005, an additional $20,000 was paid.

      In January 2005, we received a loan of $25,000 from Kristian Srb, one of our directors. This loan was non-interest bearing and was payable on demand and has subsequently been repaid.

      On April 29, 2005, pursuant to an option agreement with Richard Trotter, our Chief Operating Officer, we agreed to issue options to purchase up to 875,000 shares of our common stock. Subject to vesting, the stock options are exercisable for five years from the vesting date at $0.605 per share. Twenty percent of the options vested on April 29, 2005, and the remaining options are to vest in equal installments over the next four anniversary date of the agreement.

      In June 2005, Kristian Srb, one of our directors, purchased on various dates, an aggregate of 10,800 shares of our common stock at prices of $0.45 to $0.55 per share in the open market, as follows: on 6/13/2005, purchased 3,062 shares at $0.51 per share; on 6/13/2005, purchased 1,938 shares at $0.55 per share; on 6/14/2005, purchased 800 shares at $0.55 per share; and on 6/20/2005, purchased 5,000 shares at $0.45 per share.

      We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of April 25, 2006 by:

      o each person known by us to be the beneficial owner of more than 5% of our Common Stock;
      o     each of our directors;
      o     each of our executive officers; and
      o     our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

      Unless indicated otherwise, the address for each person named is c/o Sparta Commercial Services, Inc., 462 Seventh Ave, 20th Floor, New York, NY 10018.

                                      Number of       Percentage                                         Percentage of
                                        Shares         of Class                                              Class
                                     Beneficially    Beneficially    Number of     Number of Shares       Beneficially
                                    Owned Prior to    Owned Prior      Shares     Beneficially Owned    Owned After the
Name                                   Offering       to Offering     Offered     After the Offering        Offering
-------------------------------     --------------   ------------    ---------    ------------------    ---------------
Anthony L. Havens (1)                 32,983,262         28.9%           0          32,983,262 (1)           28.9%
Kristian Srb (2)                      33,056,562         29.0%           0            33,056,562             29.0%
Jeffrey Bean                              0                *             0                 0                   *
Richard P. Trotter (3)                 200,000             *             0              200,000                *
Sandra L. Ahman                        580,865             *             0              580,865                *
Glenn A. Little (4)
211 West Wall
Midland, texas 79701                  6,792,758          6.0%        1,664,552         5,128,206              4.5%
All current directors and named
officers as a group (5 in all)        66,820,689         58.6%                        66,820,689

*     Represents less than 1%

(1) Mr. Havens' minor son owns 62,500 shares of common stock in a trust account. Mr. Havens is not the trustee for his son's trust account, and does not have direct voting control of such shares. Mr. Havens does not have the sole or shared power to vote or direct the vote of such shares, and, as a result, Mr. Havens disclaims beneficial ownership of such shares held in his son's trust account.
(2) Includes 62,500 shares of common stock held by Mr. Srb's minor daughter, for which Mr. Srb may be deemed to have beneficial ownership of such shares.
(3) Includes 50,000 vested shares, pursuant to an employment agreement, Mr. Trotter is entitled to up to 125,000 shares of common stock. The grant of shares is subject to vesting and subject to continued employment. On November 1, 2004, 25,000 shares vested. An additional 25,000 shares vested on November 1, 2005. An additional 75,000 shares are subject to vesting at a future date, subject to proportionate adjustment in the event of employment termination for any incomplete vesting period, as follows:
      25,000 shares on November 1, 2006; 25,000 shares on November 1, 2007; 12,500 shares on November 1, 2008; and 12,500 on November 1, 2009. Also includes 175,000 vested stock options, pursuant to an option agreement, Mr. Trotter is entitled to up to 875,000 stock options to purchase shares of our common stock, subject to vesting. The stock options are exercisable for five years from the vesting date at $0.605 per share. On April 29, 2005, stock options to purchase 175,000 shares vested, and the remaining options are to vest in equal installments over the next four anniversary dates of the agreement.
(4) Includes (i) 641,026 shares issuable upon conversion of the Series A Convertible Preferred Stock, and (ii) 368,590 shares issuable upon exercise of warrants.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

      We are authorized to issue up to 340,000,000 shares of common stock, par value $0.001. As of April 25, 2006, there were 114,100,173 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 78.7502 of the Nevada Revised Statutes allows a corporation to indemnify any officer, director, employee or agent who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if:

      o there was no breach by the officer, director, employee or agent of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or

      o the officer, director, employee or agent acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o short sales that are not violations of the laws and regulations of any state or the United States;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The following table sets forth the common stock ownership of the selling stockholders as of April 25, 2006. The selling stockholders acquired their securities through a loan financing which closed in November 2004 and December 2004, a private placement of Series A Convertible Preferred Stock with warrants which placement had its final closing on July 27, 2005, a loan financing which closed in November 2005 and December 2005, and a private placement of common stock which had its final closing on March 29, 2006.

      We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, except as set forth below, the selling stockholders are not registered broker-dealers.

                                                                                                Percentage
                                      Total Shares                                  Number of    of Common
                                       Owned and       Percentage                    Shares        Stock
                                     Issuable Upon      of Common                     Owned        Owned
                                      Exercise of        Stock,                       After        After
                                      Warrants and      Assuming      Number of    Completion   Completion
                                     Conversion of        Full          Shares         of           of
                                    Preferred Stock    Conversion    Offered for    Offering     Offering
               Name                 Before Offering   and Exercise       Sale          (1)          (2)
---------------------------------   ---------------   ------------   -----------   ----------   ----------
Robert G. Dello-Russo (3)                 3,511,539        3.1%        3,511,539        0            *

Arthur O. Silver Trust (4)                2,093,526        1.8%        2,093,526        0            *

Ronald K. Marks (5)                         536,442          *           536,442        0            *

Lee A. Pearlmutter Trust (6)                812,884          *           812,884        0            *

SA Properties Co LP (7)                   1,986,154        1.7%        1,986,154        0            *

Neil Ellman                               1,027,821          *         1,027,821        0            *

Raymond J. Brown (8)                         98,077          *            98,077        0            *

Morrco Properties Co LP (9)                 461,538          *           461,538        0            *

Richard E. Kent IRA                         260,000          *           260,000        0            *
The Russell Family Investments LP
(10)                                      1,002,564          *         1,002,564        0            *

Thomas Blatner (11)                         404,646          *           404,646        0            *

Michael Friedman                            130,000          *           130,000        0            *

                                                                                                Percentage
                                      Total Shares                                  Number of    of Common
                                       Owned and       Percentage                    Shares        Stock
                                     Issuable Upon      of Common                     Owned        Owned
                                      Exercise of        Stock,                       After        After
                                      Warrants and      Assuming      Number of    Completion   Completion
                                     Conversion of        Full          Shares         of           of
                                    Preferred Stock    Conversion    Offered for    Offering     Offering
               Name                 Before Offering   and Exercise       Sale          (1)          (2)
---------------------------------   ---------------   ------------   -----------   ----------   ----------
Family Trust under Natalie L.
Kuhr  Revocable Trust (12)                  260,000          *           260,000        0            *

Allen Coburn                                 62,000          *            62,000        0            *

John O'Neal Johnston Trust (13)             356,442          *           356,442        0            *

Emeric Holderith                             90,000          *            90,000        0            *

Roy G. Shaw, Jr. (14)                       657,885          *           657,885        0            *

Andrew Morris Roth IRA                      130,000          *           130,000        0            *

Robert A. & Susan DeLuca                    317,000          *           317,000        0            *

Lee Westerheide                             260,000          *           260,000        0            *

John C. Moss                                 78,477          *            78,477        0            *

Lee Long (15)                            16,880,965       14.8%       16,880,965        0            *

Neil Prete                                  550,000          *           550,000        0            *

Albert Carocci                              260,000          *           260,000        0            *

Bill McCurtain                              105,000          *           105,000        0            *

Rodolfo Beeck (16)                          192,308          *           192,308        0            *

Elizabeth K. Millan (17)                    165,577          *           165,577        0            *

JoAnn Stock                                 154,000          *           154,000        0            *

Reed Kean                                   390,000          *           390,000        0            *

Edward Wilson                               120,000          *           120,000        0            *

WNSJ Properties LLC (18)                    130,000          *           130,000        0            *

Nite Capital LP (19)                        512,821          *           512,821        0            *

Larry Warner                                515,000          *           515,000        0            *

Larry & Rebecca Warner                      153,846          *           153,846        0            *

Crestview Capital Master, LLC (20)        2,564,200        2.2%        2,564,200        0            *

RTK Partners (21)                           130,000          *           130,000        0            *

Saul Kaminsky                               260,000          *           260,000        0            *

United Empire Capital Mgt. Inc.
(22)                                        200,000          *           200,000        0            *

Joseph Bianco                               130,000          *           130,000        0            *

                                                                                                Percentage
                                      Total Shares                                  Number of    of Common
                                       Owned and       Percentage                    Shares        Stock
                                     Issuable Upon      of Common                     Owned        Owned
                                      Exercise of        Stock,                       After        After
                                      Warrants and      Assuming      Number of    Completion   Completion
                                     Conversion of        Full          Shares         of           of
                                    Preferred Stock    Conversion    Offered for    Offering     Offering
               Name                 Before Offering   and Exercise       Sale          (1)          (2)
---------------------------------   ---------------   ------------   -----------   ----------   ----------
Emilile J. Corsiglia IRA                    130,000          *           130,000        0            *

Leon Bialik                                 179,487          *           179,487        0            *

Paul Lodi (23)                              617,789          *           617,789        0            *

Jacobs Pond LLC (24)                        445,834          *           445,834        0            *

Robert J. Corsiglia Trust (25)            2,115,385        1.9%        2,115,385        0            *

Robert J. Corsiglia IRAR (26)             1,490,385        1.3%        1,490,385        0            *

Robert J. Corsiglia ROL IRA (27)            480,770          *           480,770        0            *

Emilie J. Corsiglia (28)                    240,384          *           240,384        0            *

Juliet Lodi (29)                            165,865          *           165,865        0            *

Paul & Edith Lodi (30)                      221,154          *           221,154        0            *

Christopher J. Kennan (31)                1,099,907          *         1,099,907        0            *

Alfonse M. D'Amato (32)                   1,105,770          *         1,105,770        0            *

Steven E. Erickson and Dean
Erickson Trust (33)                         276,441          *           276,441        0            *

B. Jerry L. Huff and Judith T.
Huff Revocable Living Trust (34)            138,221          *           138,221        0            *

William N. & Deborah L. Hicks (35)          200,221          *           200,221        0            *

Bankhaus B Metzler seel Sohn &
Co. (36)                                    961,539          *           961,539        0            *

Helmut Janssen (37)                         348,077          *           348,077        0            *

RF JM Partners LLC (38)                     552,885          *           552,885        0            *

Richard E. and Laura T. Kent (39)           552,885          *           552,885        0            *

Marcos Aszelowicz (40)                      138,221          *           138,221        0            *

Corinne Lozach (41)                       1,105,770          *         1,105,770        0            *

Leonard Herzfeld (42)                       221,154          *           221,154        0            *

W.R. Sauey (43)                           1,105,770          *         1,105,770        0            *

Glenn A. Little (44)                      6,792,758        6.0%        1,664,552    5,128,206      4.5%

The Sherman Family Partners (45)          1,105,770          *         1,105,770        0            *

John Barlow                                  33,334          *            33,334        0            *

Ludwig von Hanstein                         216,667          *           216,667        0            *

                                                                                                Percentage
                                      Total Shares                                  Number of    of Common
                                       Owned and       Percentage                    Shares        Stock
                                     Issuable Upon      of Common                     Owned        Owned
                                      Exercise of        Stock,                       After        After
                                      Warrants and      Assuming      Number of    Completion   Completion
                                     Conversion of        Full          Shares         of           of
                                    Preferred Stock    Conversion    Offered for    Offering     Offering
               Name                 Before Offering   and Exercise       Sale          (1)          (2)
---------------------------------   ---------------   ------------   -----------   ----------   ----------
Maxim Group LLC (46)                      3,192,184        2.8%        3,192,184        0            *

Ernest Gottdiener (47)                      128,205          *           128,205        0            *

Joshua Lifshitz                              84,103          *            64,103        0            *

Steve Schnipper (48)                        244,359          *           224,359        0            *

Robert Stranczek (49)                       552,885          *           552,885        0            *

American Capital Ventures,
Inc. (50)                                 3,050,000        2.8%        3,050,000        0            *

*     Less than 1%.

(1)   Assumes that all securities registered will be sold.
(2) Applicable percentage ownership is based on 114,100,173 shares of common stock outstanding as of April 25, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of April 25, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 25, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes (i) 1,282,051 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 737,180 shares issuable upon exercise of warrants, and (iii) 1,492,308 shares of common stock.
(4) Includes (i) 320,513 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 184,295 shares issuable upon exercise of warrants and (iii) 1,588,718 shares of common stock. Arthur O. Silver has the voting and dispositive rights over the shares held by Arthur O. Silver Trust.
(5) Includes (i) 160,256 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 92,147 shares issuable upon exercise of warrants, and (iii) 284,038 shares of common stock.
(6) Includes (i) 320,512 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 184,294 shares issuable upon exercise of warrants and (iii) 308,076 shares of common stock. Lee A. Pearlmutter has the voting and dispositive rights over the shares held by Lee A. Pearlmutter Trust.
(7) John W. Russell has the voting and dispositive rights over the shares held by SA Properties Co LP.
(8) Includes (i) 32,051 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 16,026 shares issuable upon exercise of warrants, and (iii) 50,000 shares of common stock.
(9) John W. Russell has the voting and dispositive rights over the shares held by Morrco Properties Co LP.
(10) John W. Russell has the voting and dispositive rights over the shares held by The Russell Family Investments LP.
(11) Includes (i) 160,256 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 92,147 shares issuable upon exercise of warrants, and (iii) 152,243 shares of common stock.
(12) Adam Kuhr has the voting and dispositive rights over the shares held by Family Trust under Natalie L. Kuhr Revocable Trust.
(13) Includes (i) 160,256 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 92,148 shares issuable upon exercise of warrants, and (iii) 104,038 shares of common stock. John O'Neal Johnston has the voting and dispositive rights over the shares held by John O'Neal Johnston Trust.
(14) Includes (i) 320,513 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 184,295 shares issuable upon exercise of warrants, and (iii) 153,077 shares of common.
(15) Includes (i) 10,733,974 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 5,366,991 shares issuable upon exercise of warrants, and (iii) 780,000 shares of common. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes (i) 10,733,974 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 5,366,991 shares issuable upon exercise of warrants, and (iii) 780,000 shares of common. However Mr. Long has contractually agreed to restrict his ability to convert the Series A Convertible Preferred Stock or exercise his warrants and receive shares of our common stock such that the number of shares of common stock beneficially held by him in the aggregate after such exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended

(16) Includes (i) 96,154 shares issuable upon exercise of warrants, and (iii) 96,154 shares of common stock.
(17) Includes (i) 64,103 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 36,859 shares issuable upon exercise of warrants, and (iii) 64,615 shares of common.
(18) Walter N. Rothschild III has the voting and dispositive rights over the shares held by WNSJ Properties LLC.
(19) Keith A. Goodman has the voting and dispositive rights over the shares held by Nite Capital LP.
(20) Stewart R. Flink has the voting and dispositive rights over the shares held by Crestview Capital Master, LLC.
(21) John W. Russell has the voting and dispositive rights over the shares held by RTK Partners.
(22) Shay Kostner has the voting and dispositive rights over the shares held by United Empire Capital Mgt. Inc.
(23) Includes (i) 224,359 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 129,007 shares issuable upon exercise of warrants, and (iii) 264,423 shares of common.
(24) Includes (i) 243,590 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 140,065 shares issuable upon exercise of warrants, and (iii) 62,179 shares of common. Paul Lodi has the voting and dispositive rights over the shares held by Jacobs Pond LLC.
(25) Includes (i) 1,410,256 shares issuable upon conversion of the Series A Convertible Preferred Stock, and (ii) 705,129 shares issuable upon exercise of warrants.
(26) Includes (i) 993,590 shares issuable upon conversion of the Series A Convertible Preferred Stock, and (ii) 496,795 shares issuable upon exercise of warrants.
(27) Includes (i) 320,513 shares issuable upon conversion of the Series A Convertible Preferred Stock, and (ii) 160,257 shares issuable upon exercise of warrants.
(28) Includes (i) 160,256 shares issuable upon conversion of the Series A Convertible Preferred Stock, and (ii) 80,128 shares issuable upon exercise of warrants.
(29) Includes (i) 96,154 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 55,289 shares issuable upon exercise of warrants, and (iii) 14,423 shares of common stock.
(30) Includes (i) 128,205 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 73,718 shares issuable upon exercise of warrants, and (iii) 19,231 shares of common stock.
(31) Includes (i) 480,769 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 272,436 shares issuable upon exercise of warrants and (iii) 346,702 shares of common stock.
(32) Includes (i) 641,026 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 368,590 shares issuable upon exercise of warrants, and (iii) 96,154 shares of common stock.
(33) Includes (i) 160,256 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 92,147 shares issuable upon exercise of warrants, and (iii) 24,038 shares of common stock.
(34) Includes (i) 80,128 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 46,074 shares issuable upon exercise of warrants, and (iii) 12,019 shares of common stock.
(35) Includes (i) 80,128 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 46,074 shares issuable upon exercise of warrants and (iii) 74,019 shares of common stock.
(36) Includes (i) 641,026 shares issuable upon conversion of the Series A Convertible Preferred Stock, and (ii) 320,513 shares issuable upon exercise of warrants.
(37) Includes (i) 32,051 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 16,026 shares issuable upon exercise of warrants, and (iii) 300,000 shares of common.
(38) Includes (i) 320,513 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 184,295 shares issuable upon exercise of warrants, and (iii) 48,077 shares of common stock.
(39) Includes (i) 320,513 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 184,295 shares issuable upon exercise of warrants, and (iii) 48,077 shares of common stock.
(40) Includes (i) 80,128 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 46,074 shares issuable upon exercise of warrants, and (iii) 12,019 shares of common stock.
(41) Includes (i) 641,026 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 368,590 shares issuable upon exercise of warrants, and (iii) 96,154 shares of common stock.
(42) Includes (i) 128,205 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 73,718 shares issuable upon exercise of warrants, and (iii) 19,231 shares of common stock.
(43) Includes (i) 641,026 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 368,590 shares issuable upon exercise of warrants, and (iii) 96,154 shares of common stock.

(44) Includes (i) 641,026 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 368,590 shares issuable upon exercise of warrants and (iii) 654,936 shares of common stock.
(45) Includes (i) 641,026 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 368,590 shares issuable upon exercise of warrants, and (iii) 96,154 shares of common stock.
(46) Maxim Partners LLC owns 94% of Maxim Group LLC, a registered broker dealer. MJR Holdings LLC owns 73.5% of Maxim Partners LLC. Mike Rabinowitz is the principal manager of MJR Holdings and has principal voting and dispositive power with respect to the securities owned by Maxim Partners LLC. The number of shares beneficially owned include: (i) 1,436,647 shares of common stock previously issued to Maxim Partners in connection with the exercise of outstanding warrants and (ii) warrants to acquire 1,755,537 shares of common stock, which were issued as compensation to Maxim Partners, as nominee of Maxim Group, for services provided to the company in its recent private placement offering that began in December 2005 and for generally advisory services provided to the company from time to time.
(47) Includes (i) 32,051 shares issuable upon exercise of warrants, and (ii) 96,154 shares of common stock.
(48) Includes (i) 16,025 shares issuable upon exercise of warrants, and (ii) 228,334 shares of common stock.
(49) Includes (i) 320,513 shares issuable upon conversion of the Series A Convertible Preferred Stock, (ii) 184,295 shares issuable upon exercise of warrants, and (iii) 48,077 shares of common stock.
(50) Shares to be granted pursuant to an Investor Relations Agreement, dated as of April 11, 2006, pursuant to which 550,000 shares were issued upon execution and the remaining shares are to be issued in monthly installments over a 36 month period.

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Our financial statements as of April 30, 2005, and for each of the years in the two year period then ended, have been included herein in reliance upon the report of Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

      In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                        SPARTA COMMERCIAL SERVICES, INC.
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            Page

Condensed Consolidated Balance Sheets as of January 31, 2006
and April 30, 2005                                                           F-1

Condensed Consolidated Statements of Operations
for the Three and Nine Months Ended January 31, 2006 and 2005                F-2

Condensed Consolidated Statements of Cash Flows
for the Nine Months Ended January 31, 2006 and 2005                          F-3

Notes to Unaudited Condensed Consolidated Financial Statements               F-4

Report of Registered Independent Certified Public Accounting Firm           F-12

Consolidated Balance Sheets as of April 30, 2005 and 2004                   F-13

Consolidated Statements of Losses for the years ended
   April 30, 2005 and 2004                                                  F-14

Consolidated Statements of Deficiency in Stockholder's Equity
   for the years ended April 30, 2005 and 2004                              F-15

Consolidated Statements of Cash Flows for the years ended
   April 30, 2005 and 2004                                           F-16 - F-17

Notes to Consolidated Financial Statements                                  F-18

                                   SPARTA COMMERCIAL SERVICES, INC.
                                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                         January 31,       April 30,
                                                                             2006            2005
                                                                         ------------    ------------
                                                                          (Unaudited)
ASSETS

Current assets:
     Cash and cash equivalents                                           $    983,238    $    108,365
     Lease payments receivable, current portion                               114,425          14,764
     Prepaid expenses                                                          74,090              --
     Other current assets                                                       6,034           6,700
                                                                         ------------    ------------
Total current assets                                                        1,177,787         129,829

Motorcycles and other vehicles under operating leases, net of
     accumulated depreciation of $38,742 and $13,392, respectively            270,203          99,886

Property and equipment, net of accumulated depreciation and
     amortization of $43,215 and $15,378, respectively                        111,361         106,809

Finance receivables, net of current portion                                   306,921          21,521

Deposits                                                                      159,552          48,967
                                                                         ------------    ------------
Total assets                                                             $  2,025,824    $    407,012
                                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                               $  2,026,869    $    509,936
     Accrued equity penalties (Note C)                                      2,040,000              --
     Notes payable                                                             28,985         300,000
     Deferred revenue                                                         105,060          23,100
     Due to related party                                                          --          25,000
                                                                         ------------    ------------
Total current liabilities                                                   4,200,914         858,036

Notes payable, long term portion                                              136,446              --
Warrant liability                                                             451,752              --
                                                                         ------------    ------------
Total liabilities                                                           4,789,112         858,036
                                                                         ------------    ------------

Stockholders' deficit:
     Preferred stock,  $0.001 par value; 10,000,000 shares authorized of which 35,850 shares have been  designated  as Series A
       convertible  preferred stock, with a stated value of $100
       per share, 21,875 and 18,100 shares issued and outstanding,
       respectively                                                         2,187,500       1,810,000
     Common stock, $0.001 par value; 340,000,000 shares
       authorized, 106,944,654 and 86,005,415 shares issued
       and outstanding, respectively                                          106,945          86,005

     Common stock subscribed                                                  330,000              --

     Additional paid-in capital                                             9,820,151       3,930,629

     Deferred compensation                                                   (309,543)             --

     Accumulated deficit                                                  (14,898,341)     (6,277,658)
                                                                         ------------    ------------
Total stockholders' deficit                                                (2,763,288)       (451,024)
                                                                         ------------    ------------
Total liabilities and stockholders' deficit                              $  2,025,824    $    407,012
                                                                         ============    ============

The  accompanying  notes are an integral part of these  unaudited  condensed  consolidated  financial statements.

                                       SPARTA COMMERCIAL SERVICES, INC.
                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE THREE AND NINE MONTHS ENDED JANUARY 31, 2006 AND 2005
                                                 (UNAUDITED)


                                                      For The Three Months           For The Nine Months
                                                        ended January 31,             ended January 31,
                                                 ----------------------------    ----------------------------
                                                      2006           2005            2006            2005
                                                 ------------    ------------    ------------    ------------
Revenue                                          $     43,008    $     26,416    $     90,629    $     47,879
                                                 ------------    ------------    ------------    ------------
Operating expenses:
     General and administrative                     2,322,057         739,320       3,819,526       1,523,941
     Depreciation and amortization                     22,157          10,131          58,044          17,788
                                                 ------------    ------------    ------------    ------------
Total operating expenses                            2,344,214         749,451       3,877,570       1,541,729

Loss from operations                               (2,301,206)       (723,035)     (3,786,941)     (1,493,850)

Other expense:
     Interest expense and financing cost, net      (1,483,522)             --      (3,066,736)             --
     Change in value of warrant liability             126,177              --         126,177              --
     Loss on sale of asset                                 --              --          (6,500)             --
                                                 ------------    ------------    ------------    ------------
Net loss                                           (3,658,551)       (723,035)     (6,734,000)     (1,493,850)

Preferred dividend                                     29,191         810,000       1,886,683         810,000
                                                 ------------    ------------    ------------    ------------
Net loss attributed to common stockholders       $ (3,687,742)   $ (1,533,035)   $ (8,620,683)   $ (2,303,850)
                                                 ============    ============    ============    ============
Basic and diluted loss per share                 $      (0.04)   $      (0.01)   $      (0.08)   $      (0.02)
                                                 ============    ============    ============    ============
Basic and diluted loss per share attributed to
     common stockholders                         $      (0.04)   $      (0.02)   $      (0.10)   $      (0.03)
                                                 ============    ============    ============    ============

Weighted average shares outstanding                95,648,989      85,934,261      89,586,901      85,934,261


The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                        SPARTA COMMERCIAL SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTHS ENDED JANUARY 31, 2006 AND 2005
                                   (UNAUDITED)


                                                    2006          2005
                                                -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                        $(6,734,000)   $(1,493,850)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization                    58,045         17,788
    Valuation allowance on deposit                       --         61,000
    Amortization of deferred revenue                 (9,900)            --
    Amortization of deferred compensation           240,252             --
    Stock issued for services                        85,228         82,500
    Stock based finance cost                        973,607        105,303
    Change in warrant liability                    (126,177)            --
    Loss on sale of assets                            6,500             --
Changes in operating assets and liabilities:
  (Increase) decrease in:
    Lease payments receivable                       (31,499)            --
    Prepaid expenses                                (74,090)      (101,800)
    Other current assets                                666        (13,187)
    Deposits                                       (110,585)            --
  Increase (decrease) in:
    Accounts payable and accrued expenses         1,418,030        337,880
    Accrued equity penalties                      2,040,000
    Deferred revenue                                 91,860         33,971
                                                -----------    -----------
Net cash used in operating activities            (2,172,063)      (970,395)
                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of asset                          25,000             --
Cost of asset sold                                  (31,500)            --
Payments for motorcycles and other vehicles        (200,524)       (81,634)
Investment in leases                               (353,562)            --
Purchases of property and equipment                 (32,390)      (137,063)
Net proceeds from marketable securities                  --         13,379
                                                -----------    -----------
Net cash provided by investing activities          (592,976)      (205,318)
                                                -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock, net        1,592,517        810,000
Proceeds from sale of common stock, net           1,726,980             --
Repayment of affiliate advances                     (25,000)       (23,885)
Proceeds from notes                                 372,675        400,000
Payments on notes                                  (357,244)            --
Common stock subscription                           330,000             --
Payments for fractional shares                          (16)            --
                                                -----------    -----------
Net cash provided by financing activities         3,639,912      1,186,115
                                                -----------    -----------

Net increase in cash                                874,873         10,402
Cash and cash equivalents, beginning of year        108,365         11,973
                                                -----------    -----------
Cash and cash equivalents, end of year          $   983,238    $    22,375
                                                ===========    ===========
Cash paid for:
  Interest                                      $    15,788    $        --
  Income taxes                                           --             --

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Basis of Presentation

The accompanying unaudited consolidated financial statements as of January 31, 2006 and for the nine month periods ended January 31, 2006 and 2005 have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-QSB and Regulation S-B. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The company believes that the disclosures provided are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and explanatory notes for the year ended April 30, 2005 as disclosed in the company's 10-KSB for that year as filed with the SEC, as it may be amended.

The results of the nine months ended January 31, 2006 are not necessarily indicative of the results to be expected for the full year ending April 30, 2006.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Sparta Commercial Services, LLC. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements.

Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company originates leases on new and used motorcycles and other powersports vehicles from motorcycle dealers throughout the United States. The Company's leases are accounted for as either operating leases or direct financing leases. At the inception of operating leases, no lease revenue is recognized and the leased motorcycles, together with the initial direct costs of originating the lease, which are capitalized, appear on the balance sheet as "motorcycles under operating leases-net." The capitalized cost of each motorcycle is depreciated over the lease term, on a straight-line basis, down to the Company's original estimate of the projected value of the motorcycle at the end of the scheduled lease term (the "Residual"). Monthly lease payments are recognized as rental income. Direct financing leases are recorded at the gross amount of the lease receivable, and unearned income at lease inception is amortized over the lease term.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

The Company realizes gains and losses as the result of the termination of leases, both at and prior to their scheduled termination, and the disposition of the related motorcycle. The disposal of motorcycles, which reach scheduled termination of a lease, results in a gain or loss equal to the difference between proceeds received from the disposition of the motorcycle and its net book value. Net book value represents the residual value at scheduled lease termination. Lease terminations that occur prior to scheduled maturity as a result of the lessee's voluntary request to purchase the vehicle have resulted in net gains, equal to the excess of the price received over the motorcycle's net book value.

Early lease terminations also occur because of (i) a default by the lessee, (ii) the physical loss of the motorcycle, or (iii) the exercise of the lessee's early termination. In those instances, the Company receives the proceeds from either the resale or release of the repossessed motorcycle, or the payment by the lessee's insurer. The Company records a gain or loss for the difference between the proceeds received and the net book value of the motorcycle.

The Company charges fees to manufacturers and other customers related to creating a private label version of the Company's financing program including web access, processing credit applications, consumer contracts and other related documents and processes. Fees received are amortized and booked as income over the length of the contract. At January 31, 2006, the Company had recorded deferred revenue related to these contracts of $13,200.

Net Loss Per Share

The Company uses SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Per share basic and diluted net loss attributable to common stockholders amounted to $0.04 and $0.02 for the three months ended January 31, 2006 and 2005, respectively, and $0.10 and $0.03 for the nine months ended January 31, 2006 and 2005, respectively. For the nine months ended January 31, 2006 and 2005, 29,685,131 and 7,932,486 potential shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

Reclassifications

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Stock Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the fourth quarter of 2006. Management has elected to apply Statement 123R in the third quarter of fiscal year 2006.

Recent Accounting Pronouncement

In February 2006, the FASB issued SFAS 155, which applies to certain "hybrid financial instruments," which are instruments that contain embedded derivatives. The new standard establishes a requirement to evaluate beneficial interests in securitized financial assets to determine if the interests represent freestanding derivatives or are hybrid financial instruments containing embedded derivatives requiring bifurcation. This new standard also permits an election for fair value remeasurement of any hybrid financial instrument containing an embedded derivative that otherwise would require bifurcation under SFAS 133. The fair value election can be applied on an instrument-by-instrument basis to existing instruments at the date of adoption and can be applied to new instruments on a prospective basis. Management is assessing the implications of this standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2006 and thereafter.

In February 2006, the FASB issued FASB Staff Position ("FSP") No. FAS 123(R)-4, "Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event," which amends SFAS No. 123(R) to require that options issued with a cash settlement feature that can be exercised upon the occurrence of a contingent event that is outside the employee's control should not be classified as liabilities until it becomes probable that the event will occur. For companies that adopted SFAS No. 123(R) prior to the issuance of the FSP, application is required in the first reporting period beginning after February 3, 2006. Currently, the Company has no stock options outstanding with contingent cash settlement features, and as a result, the FSP will not impact the Company's consolidated financial statements.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE B - RELATED PARTY TRANSACTIONS

The Company entered into a purchase option agreement with American Motorcycle Leasing Corp., an entity controlled by the Company's President and a significant shareholder, on November 2, 2004 at a cost to Sparta Commercial Services of $250,000. This agreement granted Sparta Commercial Services the right, for a two year period, to purchase portions of a certain portfolio of equipment leases that American Motorcycle Leasing Corp. owns. The portfolio is secured by a first priority security interest in favor of Citibank, N.A. or its assigns. The cost of $250,000 has been charged to operations in fiscal 2005. As of January 31, 2006 this amount has been paid in full.

In January 2005, the Company received a loan of $25,000 from an officer. This loan is non-interest bearing and is payable on demand. The loan was repaid as of January 31, 2006.

NOTE C - STOCKHOLDERS' EQUITY

On December 27, 2004, the Company effected a one-for-two hundred reverse stock split followed by a forward split of twenty five-for-one of its authorized and outstanding shares of common stock, $.001 par value. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

Common Stock

During the nine months ended January 31, 2006, the Company issued 464,745 shares of common stock, valued at $243,270, as additional costs related to loans received by the Company. This amount has been charged to financing cost. Additionally, as consideration for loans received during the third quarter of fiscal 2006, the Company will issue 70,000 shares of common stock. The value of these shares has been recorded at $38,500 and this amount is included in accrued expenses at January 31, 2006 and has been charged to financing cost.

During August 2005, the Company issued 651,124 shares of common stock in payment of $150,000 of principal amount of notes payable and $12,781 of related accrued interest. The shares were issued at a value below market price and the Company has recorded a financing cost of $323,672 related to this discount.

During September and October 2005, the Company issued an aggregate of 600,000 shares of common stock, pursuant to a consulting agreement. The shares have been valued at $474,000 and this amount is being amortized over the one year term of the agreement, commencing August 1, 2005.

During October 2005, the Company issued 113,637 shares of common stock, valued at $85,228, for services.

During October and November 2005, the Company received $330,000 pursuant to subscription agreements for units, at $0.60 per unit, of the Company's securities, with each unit consisting of one share of common stock and one warrant.

The Company will issue 250,000 shares of common stock as payment of consulting fees. These fees have been accrued in the financial statements at a value of $85,000 as of January 31, 2006.

During December 2005, the Company entered into an agreement pursuant to which it agreed to issue 2,650,000 shares of common stock for consulting and advisory services rendered and to be rendered. The shares have been valued at $1,590,000, based on the fair value of the Company's common stock on the date of the agreement. This amount has been charged to expense in the third quarter and, since the shares have not been issued as of January 31, 2006, this amount is included in accrued expenses in the financial statements.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE C - STOCKHOLDERS' EQUITY (continued)

Common Stock (continued)

During December 2005 and January 2006, the Company sold 10,151,400 shares of common stock through a private placement. The Company received net proceeds of $1,726,980 from the sale. Costs of $212,952 were deducted from the gross proceeds and additional costs of $39,590 were paid by the Company.

In connection with the private placement described above, the Company granted 1,015,140 common stock purchase warrants to the placement agent. The warrants are exercisable immediately, have an exercise price of $0.215 per share and expire in five years. The warrants were valued at $577,929 using the Black-Sholes pricing model. The assumptions used in the Black-Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 177%, (3) risk-free interest rate of 3.65%, and (4) expected life of 2 years.

Since the warrants contain registration rights for the underlying shares and since the delivery of such registered shares was not deemed controllable by the Company, we recorded the net value of the warrants at the date of issuance as a warrant liability on the balance sheet ($577,929) and included the change in fair value from the date of issuance to January 31, 2006 in other income (expense), in accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The fair value of the warrants was $451,752 at January 31, 2006.

During December 2005, the Company granted options to purchase an aggregate of 160,000 shares of common stock to two employees. The options have been valued at $75,795 using the Black-Sholes option pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 177%, (3) risk-free interest rate of 4.38%, and (4) expected life of 3 years. The options have an exercise price of $0.59, vest over a 38 month period and expire if unexercised in ten years.

During January 2006, the Company issued 8,958,333 shares of common stock upon conversion of 13,975 shares of preferred stock.

Preferred Stock Series A

In December 2004, the Company commenced a private placement to raise up to $3,000,000 through the sale of up to 30 units of our securities at $100,000 per unit. Each unit consists of (i) 1,000 shares of series A convertible, redeemable preferred stock and (ii) warrants to purchase 320,513 shares of common stock, exercisable for three years at $0.195 per share. The preferred stock has a stated value of $100 per share, carries a 6% annual cumulative dividend, payable semi-annually in arrears, and is convertible into shares of common stock at the rate of one preferred share into 641 shares of common stock.

During the three months ended July 31, 2005, the Company issued 17,750 preferred shares at a stated value of $100 per share and warrants to purchase 5,689,108 shares of common stock, exercisable for three years at $0.195 per share, for aggregate gross proceeds of $1,775,000 received from investors. Costs of $182,484 were deducted from the proceeds. In connection with the private placement, during the three months ended July 31, 2005, the Company issued as compensation to the placement agent warrants to purchase 1,137,822 shares of common stock, exercisable for five years at $0.172 per share. The warrants, which were valued at $406,665 using the Black-Scholes option pricing model, were recognized as an expense during the quarter. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 188%, (3) weighted average risk-free interest rate of 3.65%, and (4) expected life of 2 years.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE C - STOCKHOLDERS' EQUITY (continued)

Preferred Stock Series A (continued)

In accordance with EITF 00-27, a portion of the proceeds were allocated to the class 'C' warrants based on their relative fair value, which totaled $931,800 using the Black Scholes option pricing model. Further, the Company attributed a beneficial conversion feature of $843,200 to the series 'A' preferred shares based upon the difference between the conversion price of those shares and the closing price of the Company's common shares on the date of issuance. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 188%, (3) weighted average risk-free interest rate of 3.65%, and (4) expected life of 2 years as the conversion feature and warrants are immediately exercisable. Both the fair value of the class 'C' warrants and the beneficial conversion feature were recorded as a dividend and are included in the accompanying financial statements.

In the event that a registration statement covering all of the securities issued pursuant to the private placement of preferred shares is not declared effective by the Securities and Exchange Commission by July 31, 2005, the number of shares issuable upon conversion of the preferred stock and the exercise of the warrants will be increased by 0.75% for each 30 day period during a six month term following July 31, 2005 that a registration statement has not been declared effective. Following this initial six month term, the number of shares issuable upon conversion of the preferred stock and the exercise of the warrants will be increased by 1.50% for each 30 day period during a six month term following January 31, 2006 that a registration statement has not been declared effective. There was not an effective registration statement as of July 31, 2005, nor is there one as of January 31, 2006. Additionally, if a registration statement has not been filed as of October 27, 2005, the number of shares issuable upon conversion of the preferred stock and the exercise of the warrants will be increased by 1% for each 30 day period until a registration statement is filed. A registration statement was not filed as of October 27, 2005, and one has not been filed as of January 31, 2006. As a result, the Company has accrued an expense of $1,440,000 and $2,040,000 during the three and nine months ended January 31, 2006, respectively, related to these penalty provisions. This amount will be settled through the issuance of equity securities. As of January 31, 2006, an aggregate of 1,953,290 penalty shares and 1,140,146 penalty warrants has accrued. As of March 16, 2006, the Company has obtained waivers covering approximately 775,000 penalty shares and 388,000 penalty warrants. These waivers aggregate approximately $761,000 of the accrued expense. The waivers are contingent upon the company filing a registration statement covering the original shares and warrants within 30 days of the final closing of the Company's current private placement offering.

During the three months ended January 31, 2005, the Company issued 2,250 preferred shares at a stated value of $100 per share and warrants to purchase 721,154 shares of common stock, exercisable for three years at $0.195 per share, for aggregate gross proceeds of $225,000 received from investors. In connection with the private placement, during the nine months ended January 31, 2005, the Company issued as compensation to the placement agent warrants to 144,231 shares of common stock, exercisable for five years at $0.172 per share. The warrants, which were valued at approximately $105,303 using the Black-Scholes option pricing model, were recognized as a cost of issuance of the Series A Preferred shares.

In accordance with EITF 98-5, the Company recognized an imbedded beneficial conversion feature present in the Preferred Stock. The Company recognized and measured an aggregate of $810,000, which equals to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a return to the Preferred Stock holders. Since the preferred shares were convertible at the date of issuance, the return to the preferred shareholders attributed to the beneficial conversion feature has been recognized in full at the date the Preferred Stock was issued.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE C - STOCKHOLDERS' EQUITY (continued)

Preferred Stock Series A (continued)

During the nine months ended January 31, 2005, the Company sold rights to acquire securities of the Company to investors for aggregate gross proceeds of $585,000. Pursuant to the terms of the rights, as the Company conducted a closing to a private placement transaction in 2004 utilizing a designated registered broker-dealer as a placement agent, on January 1, 2005, the rights have automatically converted into 5,850 preferred shares at a stated value of $100 per share and warrants to purchase 1,875,001 shares of common stock, exercisable for three years at $0.195 per share.

NOTE D - GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements the Company has realized minimal revenue from operations and has incurred significant operating losses since inception. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the Company's efforts will be successful. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company's management is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

                        SPARTA COMMERCIAL SERVICES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 2006
                                   (UNAUDITED)


NOTE E - NON-CASH FINANCIAL INFORMATION

During the nine months ended January 31, 2006 the Company:

      o Recorded a dividend on preferred stock of $1,775,000 related to the fair value of the class 'C' warrants issued with preferred stock and the related beneficial conversion feature.

      o Incurred costs of $182,483 related to the sale of preferred stock. These costs were deducted from the proceeds.

      o Issued 464,745 shares of common stock, valued at $243,270, as additional costs related to loans received by the Company.

      o Issued 651,124 shares of common stock in payment of $150,000 of principal amount of notes payable and $12,781 of related accrued interest. The shares were issued at a value below market price and the Company has recorded a financing cost of $323,672 related to this discount.

      o Issued an aggregate of 600,000 shares of common stock, pursuant to a consulting agreement. The shares have been valued at $474,000 and this amount is being amortized over twelve months, commencing August 1, 2005.

      o Issued 113,637 shares of common stock, valued at $85,228, for services.

      o Issued 8,958,333 shares of common stock upon conversion of 13,975 shares of preferred stock.

      o Incurred costs of $212,952 related to the sale of common stock. These costs were deducted from the proceeds.

      o Granted an aggregate of 160,000 stock options to employees. These options have been valued at $75,795.


During the nine months ended January 31, 2005 the Company:

      o Recorded a dividend on preferred stock of $810,000 related to the fair value of the class 'C' warrants issued with preferred stock and the related beneficial conversion feature.

NOTE F - NOTES PAYABLE

The company finances certain of its leases through a third party. The repayment terms are generally three to five years and the notes are secured by the underlying vehicles. The weighted average interest rate at January 31, 2006 is 9.2%.

NOTE G - SUBSEQUENT EVENT

In February 2006, the Company completed a private placement offering of 1,565,667 shares of common stock, par value $0.001 per share, to accredited investors for net proceeds of $258,768.

In March 2006, the Company completed a private placement offering of 4,039,200 shares common stock, par value $0.001 per share, to accredited investors for net proceeds of $691,127.

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------

        REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Sparta Commercial Services, Inc.
New York, New York

      We have audited the accompanying consolidated balance sheet of Sparta Commercial Services, Inc., as of April 30, 2005 and 2004, and the related consolidated statements of losses, deficiency in stockholders' equity and cash flows for each of the two years in the period ended April 30, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

      We have conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sparta Commercial Services, Inc. at April 30, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the two years in the period ended April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in the Note O to the accompanying financial statements, the company has suffered recurring losses from operations that raises substantial doubt about the company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note O. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                   ---------------------------------------------
                                   Russell Bedford Stefanou Mirchandani LLP
                                   Certified Public Accountants

New York, New York
July 15, 2005

                        SPARTA COMMERCIAL SERVICES, INC.
                           CONSOLIDATED BALANCE SHEETS
                             APRIL 30, 2005 and 2004

                                                                                             2005           2004
                                                                                          -----------    -----------
ASSETS
Current assets:
Cash and cash equivalents                                                                 $   108,365    $    11,973
Retail installment sale contract receivables-current (Note E)                                  14,764             --
Marketable securities                                                                              --         13,379
Other current assets, net                                                                       6,700             --
                                                                                          -----------    -----------
Total current assets                                                                          129,829         25,352

Motorcycles and other vehicles under operating leases, net of accumulated depreciation of $13,392 and $0, at April 30, 2005 and April 30, 2004,
  respectively (Note D)                                                                        99,886             --
Property and equipment, net of accumulated depreciation and amortization of $15,378 and
  $30, at April 30, 2005 and 2004, respectively (Note F)                                      106,809          1,193

  Other assets:
  Prepaid expenses and deposits (see Note C)                                                   48,967             --
  Retail installment sale contract receivables (Note E)                                        21,521             --
                                                                                          -----------    -----------
  Total other assets                                                                           70,488             --

Total assets                                                                              $   407,012    $    26,545
                                                                                          ===========    ===========

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses                                                     $   509,936    $    81,721
Note payable (Note G)                                                                         300,000             --
Deferred revenue (Note A)                                                                      23,100             --
Due to related party (Note H)                                                                  25,000         23,885
                                                                                          -----------    -----------
       Total current liabilities                                                              858,036        105,606

Commitments and contingencies (Note M)

Deficiency in Stockholders' Equity: (Note I)
Preferred Stock, $0.001 par value: 10,000,000 shares authorized of which 35,850 shares have been designated as Series A convertible preferred stock, with a stated value of $100. 18,100 and 0 shares of convertible preferred stock are issued and outstanding
  at April 30, 2005 and 2004, respectively                                                  1,810,000             --
Common Stock, $0.001 par value; 340,000,000 and 200,000,000 shares authorized at
  April 30, 2005 and 2004, respectively; 86,005,415 and 7,079,654 shares
  issued and outstanding at April 30, 2005 and 2004, respectively                              86,005          7,080
Common stock - subscription payable                                                                --         17,920
Additional paid-in-capital                                                                  3,930,629      1,754,870
Accumulated deficit                                                                        (6,277,658)    (1,858,931)
                                                                                          -----------    -----------
       Total deficiency in stockholders' equity                                              (451,024)       (79,061)
                                                                                          -----------    -----------

Liabilities and deficiency in stockholders' equity                                        $   407,012    $    26,545
                                                                                          ===========    ===========

           See accompanying notes to consolidated financial statements

                        SPARTA COMMERCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENT OF LOSSES

                                                                    For the Year Ended April 30,
                                                                    ----------------------------
                                                                       2005              2004
                                                                    ------------    ------------
Revenue                                                             $     65,833    $         --
                                                                    ------------    ------------

Operating Expenses:
General and administrative                                             2,366,914       1,780,968
Payment for option to purchase portfolio from a related party            250,000              --
Depreciation and amortization (Note F)                                    28,740              --
                                                                    ------------    ------------
   Total Operating Expenses                                            2,645,654       1,780,968

Loss from Operations                                                  (2,579,821)     (1,780,968)

Other Income (Expenses)                                                       --           8,711
Income Taxes (Note J)                                                         --              --

Net Loss                                                              (2,579,821)     (1,772,257)
                                                                    ------------    ------------
Preferred dividend payable                                                28,906              --
Preferred dividend-beneficial conversion discount on
  convertible  preferred                                               1,810,000              --
                                                                    ------------    ------------
Net Loss Available to Common Stockholders                           $ (4,418,727)   $ (1,772,257)
                                                                    ============    ============

Loss per common share (basic and assuming dilution) (Note K)        $      (0.05)   $      (0.25)
                                                                    ============    ============

Weighted average common shares outstanding (basic and diluted), as    85,812,006       7,079,654
  restated for splits

           See accompanying notes to consolidated financial statements

                        SPARTA COMMERCIAL SERVICES, INC.
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED April 30, 2005 and 2004

                                    Sparta
                                  Commercial                                 Subscription
                                 Services LLC                    Common        Payable-
                                  Membership       Common        Shares         Common      Subscription     Preferred
                                   Interest        Shares        Amount         Shares         Payable        Shares
                                 ------------   ------------  ------------   ------------   ------------   ------------
Balance at April 30, 2003        $  5,265,000             --  $    165,250   $         --   $         --             --

Proceeds from capital
contributions                         775,000             --       775,000             --             --             --

Membership interests issued
to consultants in exchange for
services in June 2003 at $1 per
unit                                  448,000             --       448,000             --             --             --

Membership interests  issued
in exchange for
licensing fees in December
2003 at $1 per unit                   330,433             --       330,433             --             --             --

Tomahawk Shares retained by
Tomahawk stockholders in
connection with merger with
Sparta Commercial Services
LLC in February 2004, as
restated                                   --      7,079,654         7,080             --             --             --

Shares deemed to be issued to
Sparta members in relation to
merger with Sparta
Commercial Services LLC in
February 2004                      (6,818,433)            --    (1,718,683)    17,920,346         17,920             --

Net Loss                                   --             --            --             --             --             --
                                 ------------   ------------  ------------   ------------   ------------   ------------

Balance at April 30, 2004        $         --      7,079,654  $      7,080     17,920,346   $     17,920             --

Shares issued to Sparta
members in relation to merger
with Sparta Commercial
Services LLC in February
2004 (Note B)                              --     17,920,346        17,920    (17,920,346)       (17,920)            --


Balance of shares issued to
members                                    --     60,795,625        60,796             --        (60,796)

Preferred shares issued to
subscription holders                       --             --            --             --             --         18,100

Warrants issued to placement
agent in January 2005                      --             --            --             --             --             --

Warrants on convertible
preferred shares                           --             --            --             --             --             --

Beneficial conversion discount
on convertible preferred
shares                                     --             --            --             --             --             --

Warrants Issued for services
Issuance Cost of Preferred
shares                                     --             --            --             --             --             --

Shares Issued For Notes
Payable                                    --         96,155            96             --             --             --

Shares issued to employees
(vested portion)                           --        113,635           113             --             --             --

Net Loss                                   --             --            --             --             --             --
                                 ------------   ------------  ------------   ------------   ------------   ------------

Balance at April 30, 2005        $         --     86,005,415  $     86,005             --   $         --         18,100
                                 ============   ============  ============   ============   ============   ============

                                                                                 Total
                                  Preferred    Additional                    Stockholders'
                                    Shares      Paid-in       Accumulated       Equity
                                    Amount      Capital         Deficit      (Deficiency)
                                 ------------  ------------   ------------   ------------
Balance at April 30, 2003        $         --  $         --   $    (86,674)  $     78,576

Proceeds from capital
contributions                              --            --             --        775,000

Membership interests issued
to consultants in exchange for
services in June 2003 at $1 per
unit                                       --            --             --        448,000

Membership interests  issued
in exchange for
licensing fees in December
2003 at $1 per unit                        --            --             --        330,433

Tomahawk Shares retained by
Tomahawk stockholders in
connection with merger with
Sparta Commercial Services
LLC in February 2004, as
restated                                   --        54,107             --         61,187

Shares deemed to be issued to
Sparta members in relation to
merger with Sparta
Commercial Services LLC in
February 2004                              --     1,700,763             --             --

Net Loss                                   --            --     (1,772,257)    (1,772,257)
                                 ------------  ------------   ------------   ------------

Balance at April 30, 2004                  --  $  1,754,870   $ (1,858,931)  $    (79,061)

Shares issued to Sparta
members in relation to merger
with Sparta Commercial
Services LLC in February
2004 (Note B)                              --            --             --


Balance of shares issued to
members

Preferred shares issued to
subscription holders                1,810,000            --             --      1,810,000

Warrants issued to placement
agent in January 2005                      --       383,284             --        383,284

Warrants on convertible
preferred shares                           --       487,660             --        487,660

Beneficial conversion discount
on convertible preferred
shares                                     --     1,322,340             --      1,322,340

Warrants Issued for services
Issuance Cost of Preferred
shares                                     --        89,980             --         89,980

Shares Issued For Notes
Payable                                    --      (129,000)            --       (128,904)

Shares issued to employees
(vested portion)                           --        82,291             --         82,404

Net Loss                                   --            --     (4,418,727)    (4,418,727)
                                 ------------  ------------   ------------   ------------

Balance at April 30, 2005           1,810,000  $  3,930,629   $ (6,277,658)  $   (451,024)
                                 ============  ============   ============   ============

           See accompanying notes to consolidated financial statements

                        SPARTA COMMERCIAL SERVICES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                             For the Year Ended April 30,
                                                                             ----------------------------
                                                                                  2005           2004
                                                                              -----------    -----------
Cash flows from Operating Activities:
Net loss                                                                      $(4,418,727)   $(1,772,257)

Adjustments to reconcile net loss to net cash used in operating activities:
Warrants issued with convertible preferred shares (Note I)                        487,660             --
Beneficial conversion discount on convertible preferred stock (Note I)          1,322,340             --
Depreciation and amortization (Note F)                                             28,740             30
                                                                              -----------    -----------
Cost of warrants issued                                                           473,264             --
Shares issued to employees (vested portion)                                        82,500             --
Shares issued in exchange for licensing fees                                           --        330,433
Shares issued to consultants for services (Note I)                                     --        448,000
Acquisition costs(Note B)                                                              --         61,187
Gain on sale of investments                                                            --         (8,711)

(Increase)decrease in:
Retail installment sale contract receivable                                       (36,285)            --
                                                                              -----------    -----------
Other current assets                                                               (6,700)            --
Prepaid expenses and deposits                                                     (48,967)            --
Increase(decrease) in:
Accounts payable                                                                  428,215         79,221
Increase in deferred revenue                                                       23,100             --
Due to related party                                                              (23,885)        80,999
                                                                              -----------    -----------
Net Cash used in Operating Activities                                          (1,688,745)      (781,098)

Cash Flows From Investing Activities:
Net payments for property and equipment                                          (120,964)        (1,223)
Payments for motorcycles                                                         (113,278)            --
(Payments for) proceeds from sale (purchase) of marketable securities              13,379         (4,668)
                                                                              -----------    -----------
Net Cash used in Investing Activities                                            (220,863)        (5,891)

Cash Flows From Financing Activities:
Proceeds from note payable(Note G)                                                300,000             --
Proceeds from note payable -related party(Note G)                                  25,000             --
Proceeds form  sale of equity interests, net                                    1,681,000        775,000
                                                                              -----------    -----------
Net Cash Provided by Financing Activities                                       2,006,000        775,000

           See accompanying notes to consolidated financial statements

                        SPARTA COMMERCIAL SERVICES, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)

                                                              For the Years Ended April 30,
                                                              -----------------------------
                                                                   2005         2004
                                                                ----------   ----------
Net increase (decrease) in cash and equivalents                     96,392      (11,989)
Cash and equivalents at beginning of period                         11,973       23,962
                                                                ----------   ----------
Cash and equivalents at end of period                           $  108,365   $   11,973
                                                                ==========   ==========

Supplemental disclosures of cash flow information:
Cash paid during the period for interest                        $       --   $       --
                                                                ----------   ----------
Cash paid during the period for taxes                           $       --   $       --
                                                                ----------   ----------

Non Cash Investing and Financing Transactions:
Shares issued in exchange for services (Note I)                 $       --   $  448,000
Shares issued to employees (vested portion)                         82,500           --
Cost of warrants issued                                            473,264           --
Warrants issued with convertible preferred shares                  487,660
                                                                             ----------
Shares issued in exchange for licensing fees                            --      330,433
Beneficial conversion discount on convertible preferred stock    1,322,340           --
Merger with Sparta: (Note B)
Common stock retained                                                   --           --
Liabilities assumed in excess of assets acquired                        --           --
Shares issued in exchange  for services(Note B)                         --       61,187

           See accompanying notes to consolidated financial statements

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE A - SUMMARY OF ACCOUNTING POLICICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation
----------------------------------

Sparta Commercial Services, Inc., formerly known as Tomahawk Industries, Inc. (the "Company" or "Tomahawk") was formed on May 13, 1980 under the laws of the State of Nevada. On February 27, 2004, the Company entered into an Agreement of Plan and Reorganization ("Agreement") with Sparta Commercial Services, LLC ("Sparta"), a limited liability company formed on October 1, 2001 under the laws of the State of Delaware under the name of Sparta Financial Services, LLC. .In accordance with SFAS No. 141, Sparta was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company's capital structure. As a result of the Agreement, there was a change in control of the Company. Also, subsequently, the Company's name was changed from Tomahawk Industries, Inc. to Sparta Commercial Services, Inc. From April 1988 until the date of the Agreement, the Company was an inactive publicly registered shell corporation with no significant assets or operations (see Note B).

The Company is in the business as an originator and indirect lender for retail installment loan and lease financing for the purchase or lease of new and used motorcycles (specifically 500cc and higher) and utility-oriented 4-stroke all terrain vehicles (ATVs). The Company was in the development stage till January 31, 2005, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7").

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Sparta Commercial Services, LLC. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements.

Estimates
---------

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company originates leases on new and used motorcycles and other powersports vehicles from motorcycle dealers throughout the United States. All of the Company's leases, which the Company enters into, are accounted for as operating leases. At the inception of the lease, no lease revenue is recognized and the leased motorcycles, together with the initial direct costs of originating the lease, which are capitalized, appear on the balance sheet as "motorcycles under operating leases-net". The capitalized cost of each motorcycle is depreciated over the lease term, on a straight-line, basis down to the Company's original estimate of the projected value of the motorcycle at the end of the scheduled lease term (the "Residual"). Monthly lease payments are recognized as rental income. An acquisition fee classified as fee income on the financial statements is received and recognized in income at the inception of the lease.

The Company realizes gains and losses as the result of the termination of leases, both at and prior to their scheduled termination, and the disposition of the related motorcycle. The disposal of motorcycles, which reach scheduled termination of a lease, results in a gain or loss equal to the difference between proceeds received from the disposition of the motorcycle and its net book value. Net book value represents the residual value at scheduled lease termination. Lease terminations that occur prior to scheduled maturity as a result of the lessee's voluntary request to purchase the vehicle have resulted in net gains, equal to the excess of the price received over the motorcycle's net book value.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Early lease terminations also occur because of (i) a default by the lessee, (ii) the physical loss of the motorcycle, or (iii) the exercise of the lessee's early termination. In those instances, the Company receives the proceeds from either the resale or release of the repossessed motorcycle, or the payment by the lessee's insurer. The Company records a gain or loss for the difference between the proceeds received and the net book value of the motorcycle.

The company also provides financing for motorcycles and other powersports vehicles through the origination of retail installment sale contracts, where revenue is recognized over the term of the loan contract. Provision is made for delinquent accounts.

The Company charges fees to manufacturers and other customers related to creating a private label version of the Company's financing program including web access, processing credit applications, consumer contracts and other related documents and processes. Fees received is amortized and booked as income over the length of the contract. At April 30, 2005 and 2004, the Company had recorded deferred revenue of $23,100 and $0, respectively.

Website Development Costs
-------------------------

The Company recognizes website development costs in accordance with Emerging Issue Task Force ("EITF") No. 00-02, "Accounting for Website Development Costs." As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development of its website. Direct costs incurred in the development phase are capitalized and recognized over the estimated useful life. Costs associated with repair or maintenance for the website are included in cost of net revenues in the current period expenses.

Cash Equivalents
----------------

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Marketable Securities
---------------------

The Company classifies its marketable securities as "available for sale" securities which may be sold in response to changes in interest rates, liquidity needs and for other purposes. Securities classified as "available for sale" are carried in the financial statement at fair value. Realized gains and losses are included in other income. Unrealized gains and losses are reported as a separate component of stockholders' equity.

At April 30, 2005, the marketable securities balance was $0. At April 30, 2004, marketable securities consist of:

                                                      Unrealized      Fair
                                            Cost         Gain      Market Value
Equity securities                         $    --       $   --       $    --
Mutual funds                               13,379           --        13,379
Total                                     $13,379       $   --       $13,379
                                          =======       ======       =======

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes
------------

Deferred income taxes are provided using the asset and liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for temporary differences between the tax bases of assets and liabilities and their carrying values for financial reporting purposes and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be removed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Impairment of Long-Lived Assets
-------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 121 (SFAS 121). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Intangible Assets
-----------------

Organization costs have been expensed as incurred.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. At April 30, 2005 and 2004, the Company has $0, as accumulated unrealized gain (loss) on marketable securities classified as held for sale.

Segment Information
-------------------

The Company does not have separate, reportable segments under Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Stock Based Compensation
------------------------

In December 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.

In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock Warrants is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports from January 1, 2003.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note G):

                                                                 2005           2004
                                                             -----------    -----------
Net loss - as reported                                       $(4,418,727)   $(1,772,257)
Add: Total stock based employee
compensation  expense as reported under
intrinsic value method (APB. No. 25)                              82,500             --
Deduct: Total stock based employee
compensation expense as reported under fair value based
method (SFAS No. 123)                                           (247,100)            --
                                                             -----------    -----------
Net loss - Pro Forma                                         $(4,583,327)   $(1,772,257)
                                                             ===========    ===========

Net loss attributable to common stockholders - Pro forma     $(4,583,327)   $(1,772,257)
                                                             ===========    ===========
Basic (and assuming dilution) loss per share - as reported   $     (0.05)   $     (0.25)
                                                             ===========    ===========
Basic (and assuming dilution) loss per share - Pro forma     $     (0.05)   $     (0.25)
                                                             ===========    ===========

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the third quarter of 2006. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2006 and thereafter.

Liquidity
---------

As shown in the accompanying financial statements, the Company incurred a net loss of $(6,277,658) during the period October 1, 2001 (date of inception) through April 30, 2005. The Company's current liabilities exceeded its current assets by $ 728,207 as of April 30, 2005.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk
-----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At April 30, 2005 and 2004, allowance for doubtful accounts receivables was $0.

Research and Development
------------------------

Company-sponsored research and development costs related to both present and future products will be expended in the period incurred.

Property and Equipments
-----------------------

Property and equipment are recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives. Estimated useful lives of major depreciable assets are as follows:

Leasehold improvements        5 years
Automobiles                   5 years
Furniture and equipment       5 years
Computer Equipment            3 years

The Company follows a policy of charging the costs of advertising to expenses incurred. During the years ended April 30, 2005 and 2004, the Company incurred advertising costs of $28,107 and $4,057, respectively.

Net Earnings (Losses) Per Common Share
--------------------------------------

The Company computes earnings per share under Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Net earnings (losses) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method).

Reclassifications
-----------------

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements
-----------------------------

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005 with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)
-----------------------------------------

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock Warrants, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. Accordingly, the Company will implement the revised standard in the forth quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2006 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the end of its fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE B - MERGER  AND CORPORATE RESTRUCTURE

On February 27, 2004, the Company entered into an Agreement of Plan and Reorganization ("Agreement" or "Merger") with Sparta Commercial Services LLC ("Sparta"). As a result of the Merger, there was a change in control of the public entity. In accordance with SFAS No. 141, Sparta was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of Sparta's capital structure.

For accounting purposes, the Company accounted for the transaction as a reverse acquisition and Sparta is the surviving entity. The total purchase price and carrying value of net assets acquired was $61,187. The Company did not recognize goodwill or any intangible assets in connection with the transaction. From April 1988 until the date of the Agreement, the Company was an inactive corporation with no significant assets and liabilities.

Effective with the Agreement, all previously outstanding membership interests owned by the Sparta's members were exchanged for an aggregate of 17,920,346 shares of the Company's common stock. The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

The total consideration paid was $61,187 and the significant components of the transaction are as follows:

         Common stock retained                        $ 56,637
         Assets acquired                                  (594)
         Liabilities assumed                             5,144
         Cash paid                                          --
                                                      --------
         Total consideration paid/organization cost   $ 61,187
                                                      ========

In accordance with SOP 98-5, the Company expensed $61,187 as organization costs.

NOTE C - PREPAID EXPENSE AND DEPOSITS

Prepaid expenses and deposits at April 30, 2005 and 2004 consist of the following:

                                                         2005      2004
                                                       ---------    ------

         Security deposit to landlord                  $  40,800    $   --

         Advance lease system deposit                      5,000        --
         Consolidated electric deposit                     3,167        --
         Purchase option deposit                         250,000        --
         Less: valuation allowance                      (250,000)       --
                                                       ---------    ------

         Total prepaid expenses and deposits           $  48,967    $   --
                                                       =========    ======

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE D - MOTORCYCLES AND OTHER VEHICLES UNDER OPERATING LEASES

Motorcycles and other vehicles under operating leases at April 30, 2005 and 2004 consist of the following:

                                                                            2005        2004
                                                                          ---------    ------
        Motorcycles and other vehicles                                    $ 113,278    $   --
        Less: accumulated depreciation                                      (13,392)       --
                                                                          ---------    ------
        Motorcycles and other vehicles, net of accumulated depreciation      99,886        --
                                                                          ---------    ------
        Less: estimated reserve for residual values                              --        --
                                                                          ---------    ------
        Motorcycles and other vehicles under operating leases, net
                                                                          $  99,886    $   --
                                                                          =========    ======

At April 30, 2005, motorcycles and other vehicles are depreciated to the estimated residual values of $42,964 over the lives of their lease contracts.

The following is a schedule by years of minimum future rentals on non cancelable operating leases as of April 30, 2005:

        Year ending April 30,
        2006                                                        $25,818
        2007                                                         30,700
        2008                                                         18,858
        2009                                                          2,530
                                                                    -------

        Total                                                       $77,906
                                                                    =======

NOTE E - RETAIL INSTALLMENT RECEIVABLES

Retail installment sale receivables, which are carried at cost, were $36,285 and $0 at April 30, 2005 and 2004, respectively. The following is a schedule by years of future payments related to these receivables. Future payments include amortization of cost as well as a profit margin.

        Year ending April 30,
        2006                                                        $ 17,426
        2007                                                          17,300
        2008                                                           7,109
        2009                                                             991
                                                                    --------
                                                                      42,826
        Less: interest portion                                        (6,541)
                                                                    ========
                                                                      36,285
        Less: allowance for doubtful receivables                          --
                                                                    --------
                                                                      36,285
        Less: current receivables                                    (14,764)
                                                                    --------
                                                                    $ 21,521
                                                                    ========

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE F - PROPERTY AND EQUIPMENT

Major classes of property and equipment at April 30, 2005 and 2004 consist of the followings:

                                                             2005         2004
                                                           --------     --------
Computer equipment , web site and furniture                $122,187     $  1,223
Less: accumulated depreciation and amortization              15,378           30
                                                           --------     --------

Net property and equipment                                 $106,809     $  1,193
                                                           ========     --------

Depreciation and amortization expense was $15,348 and $30 for the years ended April 30, 2005 and 2004, respectively.

NOTE G - NOTES PAYABLE

Notes payable at April 30, 2005 and 2004 are as follows:

                                                                                                  2005        2004
                                                                                                ---------    ------
Notes payables; 10% interest, unsecured, originally scheduled to expire on April
30, 2005, the note holders are entitled to an "Equity Kicker" equal to 128,206 restricted shares of common stock for each $100,000 loaned, in the event of default, as penalty, the repayment after default of promissory note shall be collateralized by certain security interest as per the terms of the agreement
Notes were subsequently extended until August 31, 2005 and beyond, with interest increased to 20% in certain instances, and the Equity Kicker equal to
192,308 restricted shares of common stock for each $100,000 loaned in certain instances         $ 300,000    $   --

Note payable to officer of the Company,  unsecured,  non-interest bearing,  payable on demand
(Note H)                                                                                           25,000        --
                                                                                                ---------    ------
                                                                                                  325,000        --
Less: current portion                                                                            (325,000)       --
                                                                                                ---------    ------
Notes payable - long term                                                                       $      --    $   --
                                                                                                =========    ======

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE H - RELATED PARTY TRANSACTIONS

The Company entered in to a licensing agreement relating to the use of a proprietary operating system, with an entity controlled by the Company's President and Chief Executive Officer. During the years ended April 30, 2005 and 2004, the Company charged to operations $150,633 and $730,433, respectively, in connection with the licensing agreement. At April 30, 2005 and 2004, the balance outstanding on account of licensing agreement payable to related party was $0. During the years ended April 30, 2005 and 2004, the Company paid $81,000 and $0, for a purchase option agreement whereby the Company has the option to purchase from a related party, portions of a certain portfolio of equipment leases for motorcycles.

The Company entered into a purchase option agreement with American Motorcycle Leasing Corp., an entity controlled by the Company's President and a significant shareholder, on November 2, 2004 at a cost to Sparta Commercial Services of $250,000.. This agreement granted Sparta Commercial Services the right, for a two year period, to purchase portions of a certain portfolio of equipment leases that American Motorcycle Leasing Corp. owns. The portfolio is secured by a first priority security interest in favor of Citibank, N.A. or its assigns. The cost of $250,000 has been charged to operations in fiscal 2005. As of April 30, 2005, payments against this obligation of $81,000 were made. In June, 2005, an additional $20,000 was paid.

Up to November 30, 2004, the Company leased office space from an entity controlled by the Company's President and Chief Executive Officer. From December 1, 2004, the Company has entered into a lease agreement for office premises with an unrelated party. (Note M)

In January 2005, the Company received a loan of $25,000 from an officer. This loan is non-interest bearing and is payable on demand. (Note G)

NOTE I - EQUITY INSTRUMENTS

The Company is authorized to issue 10,000,000 shares of preferred stock with $0.001 par value per share and $100 stated value per share, of which 35,840 shares have been designated as Series A convertible preferred stock and 340,000,000 shares of common stock with $0.001 par value per share. As of April 30, 2005 and 2004, the Company has issued and outstanding 18,100 and 0 shares of preferred stock issued and outstanding, respectively. The Company has 86,005,415 and 7,079,654 shares of common stock issued and outstanding as of April 30, 2005 and 2004, respectively.

On December 27, 2004, the Company effected a one-for-two hundred reverse stock split followed by a forward split of twenty five-for-one of its authorized and outstanding shares of common stock, $.001 par value. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split.

Common Stock
------------

In June 2003, Sparta issued 448,000 shares of membership interest to various consultants in exchange for services valued at $1 per share. The units of membership interest issued was valued at approximately $1 per share, which represents the fair value of the units issued, which did not differ materially from the value of the services rendered.

During the year ended April 30, 2004, Sparta issued for cash 775,000 shares of membership interest for $775,000.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE I - EQUITY INSTRUMENTS (continued)

In December 2003, Sparta issued 330,433 shares of membership interest for licensing fees payable to a company controlled by principal members of Sparta. The units of membership interest issued was valued at approximately $1 per share, which represents the fair value of the units issued, which did not differ materially from the value of the services rendered.

In February 2004, as per agreement of Plan and Reorganization ("Agreement") with Sparta, all previously outstanding membership interests owned by the Sparta's members were exchanged for an aggregate of 17,920,346 shares of the Company's common stock. In September 2004, the Company issued 17,920,346 shares of common stock. The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value. After the authorized capital of the company was increased, the Company issued an additional 60,813,982 shares of its common stock that was due to Sparta's former members under the merger agreement. Also, as per the Agreement, 7,079,654 shares of common stock were retained by the stockholders of the Company.

 In January, 2005, 113,635 shares of restricted stock issued to the former Chief Financial Officer, Daniel Lanjewar, were vested and issued.

In April, 2005, 96,155 shares were issued pursuant to an agreement with two individuals who provided short term note payable financing to the Company.

Preferred Stock Series A
------------------------

In December 2004, the Company commenced a private placement to raise up to $3,000,000 through the sale of up to 30 units of our securities at $100,000 per unit. Each unit consists of (i) 1,000 shares of series A convertible, redeemable preferred stock and (ii) warrants to purchase 320,513 shares of common stock, exercisable for three years at $0.195 per share. The preferred stock has a stated value of $100 per share, carries a 6% annual cumulative dividend, payable semi-annually in arrears, and is convertible into shares of common stock at the rate of one preferred share into 641 shares of common stock.

In December 2004, the Company began a private placement transaction utilizing a designated registered broker-dealer as a placement agent. During the year ended April 30, 2005, the Company issued 12,250 preferred shares at a stated value of $100 per share and warrants to purchase 3,926,286 shares of common stock, exercisable for three years at $0.195 per share, for aggregate gross proceeds of $1,225,000 received from investors. In connection with the private placement, during the year ended April 30, 2005, the Company issued as compensation to the placement agent warrants to 785,257 shares of common stock, exercisable for five years at $0.172 per share. The warrants, which were valued at approximately $383,284 using the Black-Scholes option pricing model, were recognized as a cost of issuance of the Series A Preferred shares.

During the year ended April 30, 2005, the Company sold rights to acquire securities of the Company to investors for aggregate gross proceeds of $585,000. Pursuant to the terms of the rights, as the Company conducted a closing to a private placement transaction in 2004 utilizing a designated registered broker-dealer as a placement agent, on January 1, 2005, the rights have automatically converted into 5,850 preferred shares at a stated value of $100 per share and warrants to purchase 1,875,001 shares of common stock, exercisable for three years at $0.195 per share.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Preferred Stock. The Company recognized and measured an aggregate of $1,810,000, which equals to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a return to the Preferred Stock holders. Since the preferred shares were convertible at the date of issuance, the return to the preferred shareholders attributed to the beneficial conversion feature has been recognized in full at the date the Preferred Stock was issued.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE J - INCOME TAXES

Financial Accounting Standard No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At April 30, 2005, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $4,500,000, expiring in the year 2024, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. Also, due to change in the control after reverse acquisition of Sparta Commercial Services, Inc., the Company's past accumulated losses to be carried forward may be limited.

Components of deferred tax assets as of April 30, 2005 are as follows:

        Non current:
        Net operating loss carry forward                   $ 1,530,000
        Valuation allowance                                 (1,530,000)
                                                           -----------
        Net deferred tax asset                             $        --
                                                           ===========

NOTE K - LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                               2005           2004
                                                           ------------    -----------
        Net loss available for common shareholders         $ (4,418,727)   $(1.772,257)
                                                           ============    ===========
        Basic and diluted loss per share                   $      (0.05)   $     (0.25)
                                                           ============    ===========
        Weighted average common shares outstanding-basic
        Diluted                                              85,812,006      7,079,654

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE L - STOCK OPTIONS AND WARRANTS

On April 29, 2005, the Company issued to the Chief Operating Officer non qualified stock options to purchase 875,000 shares of the company's common stock at an exercise price of $0.605 per share. The options have a five year life.

a) The following table summarizes the stock options issued to officers and employees outstanding and the related price. These are the first options issued under the plan.

                Stock Options Outstanding                                         Stock Options Exercisable
                -------------------------                                         -------------------------
                              Weighted Average
                                  Remaining               Weighted Average                         Weighted Average
Exercise        Number        Contractual Life                Exercise              Number             Exercise
 Prices      Outstanding           (Years)                     Price             Exercisable             Price
 ------      -----------           -------                     -----             -----------             -----
 $ 0.605       875,000              5.00                       $0.605              175,000              $0.605

Transactions involving stock options issued to employees are summarized as follows:

                                                              Weighted Average
                                            Number of Shares  Price Per Share
                                            ----------------  ---------------
Outstanding at April 30, 2003                         --         $   --
                                                 -------         ------
   Granted                                            --             --
   Exercised                                          --             --
Outstanding at April 30, 2004                         --             --
                                                 -------         ------
   Granted                                       875,000         $0.605
   Exercised                                          --             --
   Canceled or expired                                --             --
                                                 -------         ------
Outstanding at April 30, 2005                    875,000         $0.605
                                                 -------         ------

The weighted fair value of the stock options granted during the years ended April 30, 2005 and 2004 and the weighted average significant assumptions used to determine fair values, using the Black Scholes option pricing model are as follows:

Significant Assumptions (weighted average):                     2005        2004
    Risk free interest rate at grant date:                       3%          n/a
    Expected stock price volatility                              60%         n/a
    Expected dividend payout                                      0          n/a
    Expected option life in years                                 5          n/a

If the Company recognized compensation cost for the non qualified stock option plan in accordance with SFAS No. 123, the company would have incurred an additional $247,100 in expense resulting in a pro forma net loss of $(4,665,827), or $(0.05) per share.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE L - STOCK OPTIONS AND WARRANTS (CONTINUED)

b) The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company.

                Warrants Outstanding                                               Warrants Exercisable
                --------------------                                               --------------------
                              Weighted Average
                                  Remaining               Weighted Average                         Weighted Average
Exercise        Number        Contractual Life                Exercise              Number             Exercise
 Prices      Outstanding           (Years)                     Price             Exercisable             Price
 ------      -----------           -------                     -----             -----------             -----
$0.195          200,000             3.00                      $0.195                100,000            $0.195
$0.172          785,257             5.00                      $0.172                785,257            $0.172
$0.195        3,926,286             3.00                      $0.195              3,926,286            $0.195
$0.195        1,875,001             3.00                      $0.195              1,875,001            $0.195
------        ---------             ----                      ------              ---------            ------
$0.195        6,786,544             3.11                      $0.194              6,686,544            $0.194
======        =========             ====                      ======              =========            ======

Non- Employee Stock Warrants (Continued)
----------------------------------------

Transactions involving stock warrants issued to non-employees are summarized as follows:

                                                                        Weighted
                                                                         Average
                                                                          Price
                                                             Number        Per
                                                            of Shares     Share
                                                            ---------     ------
Outstanding at April 30, 2003                                      --     $   --
                                                            ---------     ------
   Granted                                                         --         --
   Exercised                                                       --         --
Outstanding at April 30, 2004                                      --         --
                                                            ---------     ------
   Granted                                                  6,786,544     $0.194
   Exercised                                                       --         --
   Canceled or expired                                             --         --
                                                            ---------     ------
Outstanding at April 30, 2005                               6,786,544     $0.194
                                                            ---------     ------

The weighted-average fair value of stock warrants granted to non-employees during the years ended April 30, 2005 and 2004 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                               2005       2004
                                                              --------  --------

Significant assumptions (weighted-average):
    Risk-free interest rate at  grant date                          3%     n/a
    Expected stock price volatility                                60%     n/a
    Expected dividend payout                                       --       --
    Expected option life-years (a)                            3.11 yrs     n/a
(a) The expected option life is based on contractual expiration dates.

The amount of the expense charged to operations for compensatory warrants granted in exchange for services was $473,264 and $0 for the years ended April 30, 2005 and 2004, respectively.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE M - COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments
---------------------------

In October 2004, the Company entered into a lease agreement with an unrelated party for office space in New York City from December 1, 2004 through November 30, 2007. Total lease rental expense for the years ended April 30, 2005 and 2004, was $125,214 and $19,772, respectively.

Commitments for minimum rentals under non-cancelable leases at April 30, 2005 are as follows:

         Year ended April 30,                                         Amount
         2006                                                      $ 116,224
         2007                                                        177,061
         2008                                                        104,973
                                                                   ---------
                                                                   $ 449,258

Employment and Consulting Agreements
------------------------------------
The Company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On November 1, 2004, the Company entered into an employment agreement with Richard P. Trotter, pursuant to which the Company agreed to issue 125,000 shares of common stock during the course of the agreement. The grant of shares is subject to vesting and subject to continued employment. On November 1, 2004, 25,000 shares vested and are yet to be issued, and the reminder of the shares are to vest, subject to proportionate adjustment in the event of employment termination for any incomplete vesting period, as follows: 25,000 shares on November 1, 2005; 25,000 shares on November 1, 2006; 25,000 shares on November 1, 2007; 12,500 shares on November 1, 2008; and 12,500 on November 1, 2009.
During the year ended April 30, 2005, the Company has recorded $20,000 as expenses as per this employment agreement.

Litigation
----------

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

                        SPARTA COMMERCIAL SERVICES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2005 and 2004

NOTE N - SUBSEQUENT EVENTS

In the period since April 30, 2005, the Company has received an additional $1,775,000 related to the private placement transaction. In connection with these proceeds, the Company has issued 17,775 preferred shares at a stated value of $100 per share and warrants to purchase 6,312,505 shares of common stock, exercisable for three years at $0.195 per share, and as compensation to the placement agent warrants to 1,137,822 shares of common stock, exercisable for five years at $0.172 per share. A subscription received prior to April 30,2005 for 0.05 units was subsequently rescinded.

In the period since April 30, 2005, the Company also received an additional $5,000 from a private investor with terms consistent with the private placement.

NOTE O - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period October 1, 2001 (date of inception) through April 30, 2005, the Company incurred a loss of $6,277,658. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to developing its business and raising capital and there can be no assurance that the Company's efforts will be successful. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company's management is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Nevada Revised Statutes and our Amended Articles of Incorporation, our directors and officers will have no individual liability to us or our stockholders or creditors for any damages resulting from the officer's or director's act or failure to act in his or her capacity as an officer or director unless it is proven that (i) the officer's or director's act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and (ii) the officer's or director's breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The effect of this statute and our Amended Articles of Incorporation is to eliminate the individual liability of our officers and directors to the corporation or its stockholders or creditors, unless any act or failure to act of an officer or director meets both situations listed in (i) and (ii) above.

      Our Amended Articles of Incorporation provide for the indemnification of our officers and directors to the maximum extent permitted by Nevada law. The Nevada Revised Statutes also provide that a corporation may indemnify any officer or director who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director if (i) there was no breach by the officer or director of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or (ii) the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee                                                 $  2,547.28
Printing and engraving expenses                                            5,000
Legal fees and expenses                                                   30,000
Accounting fees and expenses                                              20,000
Transfer agent and registrar's fees and expenses                          10,000
Miscellaneous expenses                                                    10,000
                                                                     -----------
     Total.......................................................... $ 77,547.28
                                                                     ===========

      The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On March 29, 2006, we concluded a private placement, commenced in December 2005, to raise up to $3,500,000 throough the sale of our common stock in which sold at a price of $0.195 per share. In transactions with accredited investors exempt from registration pursuant to Section 4(2) of the Securities Act we sold an aggregate of 17,555,369 shares for proceeds of $3,423,297. The private placement was conducted by a placement agent on a best efforts basis. The units were being offered solely to accredited investors. The placement agent is entitled to 10% of the cash proceeds from the private placement and reimbursement for expenses, and warrants to purchase such number of shares of common stock, exercisable for five years at $0.2145 per share from the date of issuance, as equals 10% of the number of shares of common stock underlying the preferred stock sold.

      In December 2005, three individuals loaned the Company $175,000 at 10% for 90 days. These individuals were issued a total of 70,000 shares of common stock in connection with the loans. The loans were repaid in January 2006.

      On July 20, 2005, we concluded a private placement, commenced in December 2004, to raise up to $3,000,000 through the sale of up to 30 units of our securities at $100,000 per unit. In transactions with accredited investors exempt from registration pursuant to Section 4(2) of the Securities Act we sold an aggregate of 29.95 units for proceeds of $2,995,000. Each unit consisted of
(i) 1,000 shares of series A convertible, redeemable preferred stock and (ii) warrants to purchase 320,513 shares of common stock, exercisable for three years at $0.195 per share. The preferred stock has a stated value of $100 per share, carries a 6% annual cumulative dividend, payable semi-annually in arrears, and is convertible into shares of common stock at the rate of one preferred share into 641 shares of common stock. The private placement was conducted by a placement agent on a best efforts basis. The units were being offered solely to accredited investors. The placement agent is entitled to 10% of the cash proceeds from the private placement and reimbursement for expenses, and warrants to purchase such number of shares of common stock, exercisable for five years at $0.172 per share from the date of issuance, as equals 10% of the number of shares of common stock underlying the preferred stock sold.

      In July 2005, we sold an accredited investor in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act, for the sum of $5,000, 50 shares of series A convertible, redeemable preferred stock and warrants to purchase 6,026 shares of common stock, exercisable for three years at $0.195 per share.

      Between May and July 2004, we sold certain rights to seven accredited investors for aggregate gross proceeds of $585,000 in transactions deemed exempt from registration pursuant to Section 4(2) of the Securities Act. Pursuant to the terms of the rights, in the event that we conduct a private placement transaction in 2004 utilizing a designated registered broker-dealer as a placement agent, the rights automatically convert into the securities sold in such private placement at the private placement sale price. On January 1, 2005, these rights were automatically converted into 5.85 units. Each unit consists of
(i) 1,000 shares of series A convertible, redeemable preferred stock and (ii) warrants to purchase 320,513 shares of common stock, exercisable for three years at $0.195 per share.

      In October and November 2004, pursuant to loan agreements, we issued promissory notes for the aggregate principal amount of $375,000. Pursuant to the loan agreements, the notes carried interest at the rate of 10% per year, and we agreed to grant 128,206 restricted shares of common stock to the note holders for each $100,000 loaned. The notes were to mature in April 2005. In the event of default on repayment of the promissory notes, as penalty, (i) the interest rate on the unpaid principal shall be increased to a rate of 20% per annum commencing from the date of default, (ii) the equity kicker shall be increases to a rate of 192,308 restricted shares of common stock for each $100,000 loaned, and (iii) the repayment after default of the promissory notes shall be collateralized by a subordinated security interest in our assets. The security interest shall be subordinate to the rights of any lending institution, any asset-based lending agreement, and any rights and preferences of any subscribers in the private placement of units that commenced in December 2004. Through April 29, 2005, we repaid notes with an aggregate principal amount of $150,000 and accrued interest thereon, and issued 192,309 shares of common stock to the note holders. In April 2005, the four note holders of the remaining principal amount of $225,000 agreed to extend the maturity date of the loans from April 30, 2005 to May 31, 2005. In consideration of the extension, the interest rate on three notes were increased to the rate of 20% per year and the shares of common stock issuable to certain of those note holders will be based on 192,308 restricted shares of common stock for each $100,000 loaned. On or about May 25, 2005 and May 27, 2005, the four note holders further agreed to extend the maturity date of the loans, so that one note in the principal amount of $50,000 was due June 15, 2005, and the three other notes in the aggregate principal amount of $175,000 were due June 30, 2005. In June 2005, we repaid two notes with the principal amount of $75,000 and issued 96,155 shares of common stock to the note holders with 48076 shares yet to be issued. In June 2005, a holder of a $50,000 note due June 30, 2005 agreed to extend the maturity date to August 15, 2005, and another holder of a $100,000 note due June 30, 2005 agreed to extend the maturity date to September 1, 2005. In November, 2005 the holders of the $150,000 remaining notes agreed to convert their notes plus $12,780.83 in accrued interest thereon into 651,124 shares of common stock at the conversion rate of $.25 per share.

      In April 2005, in a transaction deemed exempt from registration pursuant to Section 4(2) of the Securities Act, we issued options to purchase 200,000 shares of our common stock to Jaffoni & Collins Incorporated pursuant to a consulting agreement for public relations services. The options are exercisable for three years at $0.195 per share. In March 2006 this contract was cancelled and we rescinded 100,000 of such options.

      On August 2, 2004, pursuant to an employment agreement with Daniel J. Lanjewar, our former Chief Financial Officer, we agreed to issue 568,175 shares of our common stock in a transaction deemed exempt from registration pursuant to
Section 4(2) of the Securities Act. The grant of shares was subject to vesting and subject to continued employment. On January 1, 2005, 113,635 shares vested, and the reminder of the shares were to vest in equal portions on July 1, 2005, July 1, 2006, July 1, 2007, and July 1, 2008, subject to proportionate adjustment in the event of employment termination for any incomplete vesting period. In April 2005, Mr. Lanjewar resigned as our Chief Financial Officer, and was vested with an additional 113,637 shares of common stock, which is yet to be issued

      On April 29, 2005, pursuant to an option agreement with Richard Trotter, our Chief Operating Officer, we agreed to issue options to purchase up to 875,000 shares of our common stock in a transaction deemed exempt from registration pursuant to Section 4(2) of the Securities Act. Subject to vesting, the stock options are exercisable for five years from the vesting date at $0.605 per share. Twenty percent of the options vested on April 29, 2005, and the remaining options are to vest in equal installments over the next four anniversary dates of the agreement.

      In July, 2005, we sold one accredited investor in a transaction deemed exempt from registration pursuant to Section 4(2) of the Securities Act, for the sum of $5,000, 50 shares of Series A convertible, redeemable preferred stock and warrants to purchase 6,026 shares of common stock, exercisable for three years at $.0195 per share. The preferred stock has a stated value of $100 per share, carries a 6% annual cumulative dividend, payable semi annually in arrears, and is convertible into shares of common stock at a rate of one preferred share into 641 shares of common stock. We used the proceeds for working capital purchases.

      * All of the above offerings and sales were deemed to be exempt under
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit 2.1 Agreement and Plan of Reorganization, dated as of February 27, 2004 (Incorporated by reference to Exhibit 2 of Form 10-KSB filed on August 13, 2004)
Exhibit 3(i)(1) Articles of Incorporation of Tomahawk Oil and Minerals, Inc. (Incorporated by reference to Exhibit 3(i)(1) of Form 10-KSB filed on August 13, 2004)
Exhibit 3(i)(2) Certificate of Amendment of Articles of Incorporation, November 1983 (Incorporated by reference to Exhibit 3(i)(2) of Form 10-KSB filed on August 13, 2004)
Exhibit 3(i)(3) Certificate of Amendment of Articles of Incorporation for name change, August 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on August 27, 2004)
Exhibit 3(i)(4) Certificate of Amendment of Articles of Incorporation for increase in authorized capital, September 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on September 17, 2004)
Exhibit 3(i)(5) Certificate of Amendment of Articles of Incorporation for decrease in authorized capital, December 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on December 23,
                  2004)
Exhibit 3(i)(6) Certificate of Designation for Series A Redeemable Preferred Stock, December 2004 (Incorporated by reference to Exhibit 3(i) of Form 8-K filed on January 4, 2005)

Exhibit 3(ii)(1) By-laws (Incorporated by reference to Exhibit 3(ii)(1) of Form 10-KSB filed on August 13, 2004)
Exhibit 3(ii)(2) By-laws Resolution (Incorporated by reference to Exhibit 3(ii)(2) of Form 10-KSB filed on August 13, 2004)
Exhibit 3(ii)(3) Board of Directors Resolutions amending By-laws (Incorporated by reference to Exhibit 3(ii) of Form 10-QSB filed on December 15, 2004)
Exhibit 4.1 2005 Stock Incentive Compensation Plan (Incorporated by reference to Exhibit 4 of Form 10-KSB filed on August 13,
                  2004)
Exhibit 5.1*      Opinion of Sichenzia Ross Friedman Ference LLP
Exhibit 10.1 Service Agreement with American Motorcycle Leasing Corp.(Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
Exhibit 10.2 License Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
Exhibit 10.3 Amended License Agreement with American Motorcycle Leasing Corp. (Incorporated by reference to Exhibit 10.1 of Form 10KSB filed on August 13, 2004)
Exhibit 10.4 Form of Employment Agreement with Anthony Havens (Incorporated by reference to Exhibit 10.4 of Form 10-KSB filed on August 13, 2004)
Exhibit 10.5 Employment Agreement with Danny Lanjewar (Incorporated by reference to Exhibit 10.5 of Form 10-KSB filed on August 13,
                  2004)
Exhibit 10.6 Consulting Agreement with Glenn Little (Incorporated by reference to Exhibit 10.6 of Form 10-KSB filed on August 13,
                  2004)
Exhibit 10.7 Employment Agreement with Richard Trotter (Incorporated by reference to Exhibit 10 of Form 8-K filed on October 29, 2004)
Exhibit 10.8 Purchase Option Agreement with American Motorcycle Leasing Corp., dated November 2, 2004 (Incorporated by reference to
                  Exhibit 10.8 of Form 10-KSB filed on July 25, 2005)
Exhibit 10.9      Lease for office facilities (Incorporated by reference to
                  Exhibit 10 of Form 10-QSB filed on December 15, 2004)
Exhibit 10.10 Option Agreement with Richard Trotter (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 5, 2005)
Exhibit 10.11 Master Loan and Security Agreement - Motor Vehicles (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 28, 2005)
Exhibit 10.12 Master Loan and Security Agreement (Installment Sale Contract) (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on July 28, 2005)
Exhibit 10.13 Form of Warrant included in Units (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on March 22, 2006)
Exhibit 10.14 Form of Loan Agreement, December 2005 (Incorporated by reference to Exhibit 10.1 of Form 10-QSB filed on March 22,
                  2006)
Exhibit 10.15     Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 of Form 8-K filed on January 4, 2006)
Exhibit 21.1*     List of Subsidiaries
Exhibit 23.1*     Consent of Russell Bedford Stefanou Mirchandani LLP
Exhibit 23.2* Consent of Sichenzia Ross Friedman Ference LLP (see exhibit 5.1).

---

*     Filed herewith.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on April 28, 2006.

                                         Sparta Commercial Services, Inc.

                                         By: /s/  Anthony L. Havens
                                             ----------------------
                                             Anthony L. Havens
                                             Chief Executive Officer, President
                                             and Principal Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony L. Havens his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      SIGNATURE                        TITLE                        DATE
----------------------  -------------------------------------  --------------
                                                               April 28, 2006
/s/ Anthony L. Havens   Chief Executive Officer, President,
----------------------  Director and Principal Financial
Anthony L. Havens       Officer (Principal Executive Officer)

/s/ Richard P. Trotter  Chief Operating Officer                April 28, 2006
----------------------
Richard P. Trotter

/s/ Sandra L. Ahman     Vice President, Secretary and          April 28, 2006
----------------------  Director
Sandra L. Ahman

/s/ Kristian Srb        Director                               April 28, 2006
----------------------
Kristian Srb

                        Director
----------------------
Jeffrey Bean